                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      among

                         EQUITY OFFICE PROPERTIES TRUST,

                       EOP OPERATING LIMITED PARTNERSHIP,

                           CORNERSTONE PROPERTIES INC.

                                       and

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                          Dated as of February 11, 2000

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
ARTICLE 1  THE MERGERS...............................................................................3
      1.1      Election by Limited Partners in Cornerstone Partnership to Exercise the
               Redemption Right; The Partnership Merger..............................................3
      1.2      The Merger............................................................................5
      1.3      Closing...............................................................................5
      1.4      Effective Time........................................................................5
      1.5      Effect of Partnership Mergers on Agreement of Limited Partnership.....................6
      1.6      Effect of Merger on Declaration of Trust and Bylaws...................................6
      1.7      Trustees of EOP.......................................................................6
      1.8      Effect on Shares......................................................................7
      1.9      Effect on Partnership Interests.......................................................7
      1.10     Exchange Ratios and Other Merger Consideration........................................7
      1.11     Election by Holders of Cornerstone Common Stock to Receive EOP Common Shares or Cash..9
      1.12     Proration.............................................................................11
      1.13     Partner Approval......................................................................13
      1.14     No Appraisal Rights...................................................................13
      1.15     Exchange of Certificates; Pre-Closing Dividends; Fractional Shares....................13
ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF CORNERSTONE AND CORNERSTONE PARTNERSHIP.................18
      2.1      Organization, Standing and Power......................................................18
      2.2      Cornerstone Subsidiaries..............................................................18
      2.3      Capital Structure.....................................................................20
      2.4      Other Interests.......................................................................22
      2.5      Authority; Noncontravention; Consents.................................................22
      2.6      SEC Documents; Financial Statements; Undisclosed Liabilities..........................24
      2.7      Absence of Certain Changes or Events..................................................25
      2.8      Litigation............................................................................26
      2.9      Properties............................................................................27
      2.10     Environmental Matters.................................................................29
      2.11     Related Party Transactions............................................................31
      2.12     Employee Benefits.....................................................................31
      2.13     Employee Policies.....................................................................33
      2.14     Taxes.................................................................................33
      2.15     No Payments to Employees, Officers or Directors.......................................35
      2.16     Broker; Schedule of Fees and Expenses.................................................36

      2.17     Compliance with Laws..................................................................36
      2.18     Contracts; Debt Instruments...........................................................36
      2.19     Opinion of Financial Advisor..........................................................39
      2.20     State Takeover Statutes...............................................................39
      2.21     Investment Company Act of 1940........................................................39
      2.22     Definition of Knowledge of Cornerstone................................................39
      2.23     Required Stockholder Approvals and Partner Approvals..................................39
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF EOP AND EOP PARTNERSHIP.................................40
      3.1      Organization, Standing and Power of EOP...............................................40
      3.2      EOP Subsidiaries......................................................................40
      3.3      Capital Structure.....................................................................41
      3.4      Other Interests.......................................................................43
      3.5      Authority; Noncontravention; Consents.................................................43
      3.6      SEC Documents; Financial Statements; Undisclosed Liabilities..........................45
      3.7      Absence of Certain Changes or Events..................................................46
      3.8      Litigation............................................................................46
      3.9      Properties............................................................................47
      3.10     Environmental Matters.................................................................48
      3.11     Taxes.................................................................................49
      3.12     Brokers; Schedule of Fees and Expenses................................................51
      3.13     Compliance with Laws..................................................................51
      3.14     Contracts; Debt Instruments...........................................................51
      3.15     Opinion of Financial Advisor..........................................................51
      3.16     State Takeover Statutes...............................................................52
      3.17     Investment Company Act of 1940........................................................52
      3.18     Definition of Knowledge of EOP........................................................52
      3.19     Required Shareholder Approvals and Partner Approvals..................................52
ARTICLE 4  COVENANTS.................................................................................52
      4.1      Conduct of Cornerstone's and Cornerstone Partnership's Business Pending Merger........52
      4.2      Conduct of EOP's and EOP Partnership's Business Pending Merger........................56
      4.3      No Solicitation.......................................................................58
      4.4      Affiliates............................................................................61
      4.5      Other Actions.........................................................................62
ARTICLE 5  ADDITIONAL COVENANTS......................................................................62
      5.1      Preparation of the Form S-4 and the Proxy Statement; Cornerstone Stockholders
               Meeting, Cornerstone Unitholders Consent Solicitation and EOP Shareholders Meeting....62
      5.2      Access to Information; Confidentiality................................................65
      5.3      Commercially Reasonable Efforts; Notification.........................................66
      5.4      Tax Matters...........................................................................67


                                      -ii-

      5.5      Public Announcements..................................................................69
      5.6      Listing...............................................................................69
      5.7      Transfer and Gains Taxes..............................................................69
      5.8      Benefit Plans and Other Employee Arrangements.........................................70
      5.9      Indemnification.......................................................................72
      5.10     Declaration of Dividends and Distributions............................................75
      5.11     Transfer of Non-Controlled Subsidiary Voting Shares...................................76
      5.12     Notices...............................................................................76
      5.13     Resignations..........................................................................76
      5.14     Assumption of Existing Tax Protection Agreements......................................76
      5.15     EOP Partnership Agreement.............................................................76
      5.16     Registration Rights Agreements........................................................77
      5.17     Cornerstone Convertible Promissory Note...............................................77
ARTICLE 6  CONDITIONS................................................................................77
      6.1      Conditions to Each Party's Obligation to Effect the Mergers...........................77
      6.2      Conditions to Obligations of EOP and EOP Partnership..................................78
      6.3      Conditions to Obligations of Cornerstone and Cornerstone Partnership..................79
ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER.........................................................82
      7.1      Termination...........................................................................82
      7.2      Certain Fees and Expenses.............................................................83
      7.3      Effect of Termination.................................................................86
      7.4      Amendment.............................................................................86
      7.5      Extension; Waiver.....................................................................86
ARTICLE 8  GENERAL PROVISIONS........................................................................87
      8.1      Nonsurvival of Representations and Warranties.........................................87
      8.2      Notices...............................................................................87
      8.3      Interpretation........................................................................88
      8.4      Counterparts..........................................................................88
      8.5      Entire Agreement; No Third-Party Beneficiaries........................................88
      8.6      Governing Law.........................................................................88
      8.7      Assignment............................................................................89
      8.8      Enforcement...........................................................................89
      8.9      Severability..........................................................................89
      8.10     Exculpation...........................................................................89
      8.11     Joint and Several Obligations.........................................................89

                                    EXHIBITS

         Exhibit "A" - Form of Certificate of Merger

         Exhibit "B" - Form of Maryland Articles of Merger

         Exhibit "C" - Form of Nevada Articles of Merger

         Exhibit "D" - Form of Proposed EOP Charter Amendment Relating to
                       Certain Voting Requirements

         Exhibit "E" - Form of Proposed EOP Charter Amendment Relating to
                       Domestically Controlled REIT Status

                             Index of Defined Terms

         AICPA Statement......................................5.1(b)
         Acquisition Proposal.................................4.3(a)(i)
         Affiliate............................................2.11
         Agreement............................................Preamble
         Base Amount..........................................7.2
         BeaMet...............................................3.11(b)
         Break-Up Fee.........................................7.2
         Break-Up Fee Tax Opinion.............................7.2
         Break-Up Expenses....................................7.2
         Cash Election........................................1.11(a)
         Cash Election Shares.................................1.12(a)
         Cash Fraction........................................1.12(b)
         CERCLA...............................................2.10(a)
         Certificate of Merger ...............................C
         Certificate..........................................1.10(b)(iv)
         Closing..............................................1.3
         Closing Date.........................................1.3
         Cornerstone.......................................... Preamble
         Cornerstone Acquisition Agreement....................7.2
         Cornerstone Articles.................................2.1
         Cornerstone Bylaws...................................2.1
         Cornerstone Common Stock.............................1.10(b)(i)
         Cornerstone Convertible Promissory Note..............2.3(c)
         Cornerstone Disclosure Letter........................Art. 2
         Cornerstone Financial Statement Date.................2.7
         Cornerstone Material Adverse Change..................2.7
         Cornerstone Material Adverse Effect..................2.1
         Cornerstone Non-controlled Subsidiary................J
         Cornerstone OP Unit..................................1.1(a)
         Cornerstone Other Interests..........................2.4
         Cornerstone Partner Approvals........................1.13
         Cornerstone Partnership..............................Preamble
         Cornerstone Partnership Agreement....................1.5
         Cornerstone Preferred OP Unit........................1.10(a)(ii)
         Cornerstone Properties...............................2.9(a)
         Cornerstone Rent Roll................................2.9(e)
         Cornerstone SEC Documents............................2.6
         Cornerstone 7% Preferred Stock.......................1.10(b)(iii)
         Cornerstone Stockholder Approvals....................2.5(a)

         Cornerstone Stockholders Meeting.....................5.1(d)
         Cornerstone Space Lease..............................2.9(e)
         Cornerstone Stock Options............................2.3(b)
         Cornerstone Stock Rights.............................2.3(b)
         Cornerstone Subsidiaries.............................2.2(a)
         Cornerstone Voting Agreement ........................K
         Code.................................................F
         Commitment...........................................4.1(i)
         Common Stock Exchange Ratio..........................1.10(b)(ii)
         Confidentiality Agreement............................2.18(k)
         Controlled Group Member..............................2.12
         Department...........................................1.4
         DRULPA...............................................1.1(b)
         Effective Time.......................................1.4
         Electing Cornerstone OP Units........................1.11
         Election.............................................1.11(a)
         Election Date........................................1.11(d)
         Employee Plan........................................2.12
         Encumbrances.........................................2.9(a)
         Environmental Law....................................2.10(a)
         Environmental Permits................................2.10(b)(iv)
         EOP.................................................. Preamble
         EOP Bylaws...........................................1.6
         EOP Common Share.....................................1.10(b)(ii)
         EOP Counter Proposal.................................4.3(c)
         EOP Declaration of Trust.............................1.6
         EOP Disclosure Letter................................Art. 3
         EOP Financial Statement Date.........................3.7
         EOP Material Adverse Change..........................3.7
         EOP Material Adverse Effect..........................3.1
         EOP NCS Sub..........................................J
         EOP Options..........................................3.3(b)
         EOP OP Unit..........................................1.10(a)(i)
         EOP Other Interests..................................3.4
         EOP Partner Approvals................................1.13
         EOP Partnership......................................Preamble
         EOP Partnership Agreement............................1.5
         EOP Preferred OP Unit................................1.10(a)(ii)
         EOP Preferred Units..................................3.3(e)
         EOP Preferred Shares.................................3.3(a)
         EOP Properties.......................................3.9(a)
         EOP Rent Roll........................................3.9(g)
         EOP SEC Documents....................................3.6
         EOP Shareholder Approvals............................3.5(a)

         EOP Shareholders Meeting.............................5.1(c)
         EOP Space Lease......................................3.9(g)
         EOP Subsidiaries.....................................3.1
         ERISA................................................2.12
         Exchange Act.........................................2.6
         Exchange Agent.......................................1.15(a)
         Exchange Fund........................................1.15(b)
         Exercise.............................................1.1(a)(i)
         Final Company Dividend...............................1.15(d)(i)
         Form of Election.....................................1.11(b)
         Form S-4.............................................5.1(a)
         Former Cornerstone Properties........................2.10(b)(ii)
         GAAP.................................................2.6
         Governmental Entity..................................2.5(c)
         Hazardous Materials..................................2.10
         HSR Act..............................................2.5(c)
         Indebtedness.........................................2.18(b)
         Indemnification Parties..............................5.9(b)
         Indemnified Parties..................................5.9(a)
         Indemnifying Parties.................................5.9(a)
         Joint Proxy Statement................................5.1(a)
         Knowledge of Cornerstone.............................2.22
         Knowledge of EOP.....................................3.18
         Laws.................................................2.5(c)
         Liens................................................2.2(b)
         Maryland Articles of Merger..........................D
         Maximum Amount.......................................7.2
         Merger...............................................A
         Mergers..............................................B
         Merger Consideration.................................1.10(b)
         Nevada Articles of Merger............................E
         Non-Electing Shares..................................1.12(e)
         NRS..................................................1.2
         NYSE.................................................1.15(g)(ii)
         Partner Approvals....................................1.13
         Partnership Merger ..................................B
         Payor................................................7.2
         Pension Plan.........................................2.12
         Permitted Title Exceptions...........................2.9(a)
         Person...............................................2.2(a)
         PGGM.................................................6.3(h)
         Prohibited Transaction...............................2.12(c)
         Property Restrictions................................2.9(a)
         Proposed EOP Charter Amendment Relating to

              Domestically Controlled REIT Status.............4.2(h)
         Proposed EOP Charter Amendment Relating to Certain
              Voting Requirements.............................4.2(h)
         Proposed EOP Charter Amendments......................4.2(h)
         Qualifying Income....................................7.2
         Recipient............................................7.2
         REIT.................................................2.14(b)
         REIT Requirements....................................7.2
         Release..............................................2.10(a)
         Rule 145 Affiliates..................................4.4
         SEC..................................................2.5(c)
         Section 704(c) values................................5.4(b)
         Securities Act.......................................2.3(g)
         Share Election.......................................1.11(a)
         Shareholder Approvals................................3.5(a)
         Stock Election Shares................................1.12(a)
         Stock Fraction.......................................1.12(c)
         Stock Purchase Agreement.............................J
         Subsidiary...........................................2.2(a)
         Substituted Option...................................5.8(c)
         Superior Acquisition Proposal........................4.3(d)
         Surviving Trust......................................1.2
         Takeover Statute.....................................2.20
         Taxes................................................2.14(a)
         Tax Protection Agreements............................2.18(j)
         Title 3..............................................1.2
         Title 8..............................................1.2
         Transfer and Gains Taxes.............................5.7
         Welfare Plan.........................................2.12
         1940 Act.............................................2.21

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 11, 2000, by and among EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust ("EOP"), EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("EOP Partnership"), CORNERSTONE PROPERTIES INC., a Nevada corporation ("Cornerstone"), and CORNERSTONE PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Cornerstone Partnership").

                                R E C I T A L S:

         A. The Board of Trustees of EOP and the Board of Directors of Cornerstone deem it advisable and in the best interests of their respective shareholders and stockholders, upon the terms and subject to the conditions contained herein, that Cornerstone shall merge with and into EOP (the "Merger").

         B. EOP, as the managing general partner of EOP Partnership, and Cornerstone, as the sole general partner of Cornerstone Partnership, deem it advisable and in the best interests of their respective limited partners, subject to the conditions and other provisions contained herein, that, immediately prior to the Merger, Cornerstone Partnership shall merge with and into EOP Partnership, with the holders of partnership interests in Cornerstone Partnership at the time of the Partnership Merger receiving in any event units of limited partnership interest in EOP Partnership, as set forth herein (the "Partnership Merger" and, together with the Merger, the "Mergers"). As an alternative to receiving units of limited partnership interest in EOP Partnership in connection with the Partnership Merger, limited partners in Cornerstone Partnership (other than Cornerstone) shall have the right to elect, effective immediately prior to the Partnership Merger, to exercise their redemption right under the Cornerstone Partnership Agreement (as defined herein), regardless of whether or not they would otherwise be entitled to exercise that redemption right under the Cornerstone Partnership Agreement, and Cornerstone shall issue shares of Cornerstone Common Stock (as defined herein) in satisfaction of that right, thereby allowing former limited partners in Cornerstone Partnership (other than Cornerstone) to participate in the Merger as holders of Cornerstone Common Stock.

         C. Upon the terms and subject to the conditions set forth herein, immediately prior to the Merger, EOP Partnership and Cornerstone Partnership shall execute a Certificate of Merger (the "Certificate of Merger") in substantially the form attached hereto as EXHIBIT A and shall file such Certificate of Merger in accordance with Delaware law to effectuate the Partnership Merger.

         D. Upon the terms and subject to the conditions set forth herein, immediately following the effectiveness of the Partnership Merger, EOP and Cornerstone shall execute Articles of Merger (the "Maryland Articles of Merger") in substantially the form attached hereto as EXHIBIT B and shall file such Maryland Articles of Merger in accordance with Maryland law to effectuate the Merger.

         E. Upon the terms and subject to the conditions set forth herein, immediately following the effectiveness of the Partnership Merger, EOP and Cornerstone shall execute Articles of Merger (the "Nevada Articles of Merger") in substantially the form attached hereto as EXHIBIT C and concurrently with the filing of the Maryland Articles of Merger, shall file such Nevada Articles of Merger in accordance with Nevada law to effectuate the Merger.

         F. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization under Section 368(a) of the Code.

         G. For federal income tax purposes, it is intended that the Partnership Merger, regardless of form, be treated as a contribution by Cornerstone Partnership of all of its assets to EOP Partnership in exchange for partnership interests in EOP Partnership, as provided for herein, under Section 721 of the Code, and a distribution of such partnership interests by Cornerstone Partnership to its partners under Section 731 of the Code.

         H. EOP and Cornerstone have each received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

         I. EOP, EOP Partnership, Cornerstone and Cornerstone Partnership desire to make certain representations, warranties and agreements in connection with the Mergers.

         J. Concurrently with the execution of this Agreement and as an inducement to EOP and EOP Partnership to enter into this Agreement, William Wilson III and John S. Moody, as the owners of 99% of the voting capital stock of WCP Services, Inc., a Delaware corporation (the "Cornerstone Non-controlled Subsidiary"), have entered into a Stock Purchase Agreement, dated as of the date hereof, relating to the voting capital stock of the Cornerstone Non-controlled Subsidiary (the "Stock Purchase Agreement"), providing for the sale of all of the outstanding voting capital stock of the Cornerstone Non-controlled Subsidiary to EOP Office Properties Management Corporation ("EOP NCS Sub") or its assigns.

         K. As an inducement to EOP to enter into this Agreement, (a) Stichting Pensioenfonds voor de Gezondheid, Geestelijke en Maatschappelijke Belangen, a stichting formed according to the laws of the Kingdom of The Netherlands, each of the directors and certain executive officers of Cornerstone (and the spouses of certain of the foregoing) and certain entities controlled by any of the foregoing have entered into a voting agreement (each, a "Cornerstone Voting Agreement"), pursuant to which such person or entity has agreed, among other things, to vote his or its shares of Cornerstone Common Stock and Cornerstone OP Units (as defined herein) to approve this Agreement, the respective Mergers and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement and (b) the holders of the outstanding Cornerstone 7% Preferred Stock (as defined herein) have entered into a stock option agreement, pursuant to which such holders have granted Cornerstone and EOP an option to acquire, among other things, all of their Cornerstone 7% Preferred Stock at any time prior to the Effective Time (as defined herein) of the Merger at a per share purchase price of $18.00, together with accrued and unpaid dividends to the Effective Time, in cash (subject to adjustment).

         L. As an inducement to Cornerstone to enter into this Agreement, each of the trustees and certain executive officers of EOP (and the spouses of certain of the foregoing) and certain entities controlled by any of the foregoing have entered into a voting agreement pursuant to which such person or entity has agreed, among other things, to vote his or its EOP Common Shares (as defined herein) to approve this Agreement, the Merger and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGERS

                  1.1 ELECTION BY LIMITED PARTNERS IN CORNERSTONE PARTNERSHIP TO EXERCISE THE REDEMPTION RIGHT; THE PARTNERSHIP MERGER.

                                    (a) Notwithstanding any limitation or
restriction contained in the Cornerstone Partnership Agreement with respect to the ability of a Limited Partner (as defined in the Cornerstone Partnership Agreement) to exercise the Redemption Right (as defined in the Cornerstone Partnership Agreement) (including, without limitation, any limitation or restriction contained in Section 8.6A of the Cornerstone Partnership Agreement), every Limited Partner shall have the right to exercise the Redemption Right by submitting to Cornerstone Partnership (with a copy to Cornerstone) during the period between the mailing date of the Joint Proxy Statement (as defined herein) for the Cornerstone Stockholders Meeting (as defined herein) and 5:00 p.m., Eastern time, on the second business day prior to the date of the Cornerstone Stockholders Meeting a Notice of Redemption (as defined in the Cornerstone Partnership Agreement) specifying the number of Class A Partnership Common Units (as defined in the Cornerstone Partnership Agreement) of Cornerstone Partnership (the "Cornerstone OP Units") which such Limited Partner desires to have redeemed pursuant to Section 8.6A of the Cornerstone Partnership Agreement (as modified by this Section 1.1(a)), which

Notice of Redemption shall be conditioned upon the closing of the Partnership Merger and can be conditional as set forth in clause (v) below; PROVIDED, THAT,

                           (i) with respect to each Notice of Redemption (a copy of the form of which shall accompany or form a part of the Form of Election (as defined herein)) properly submitted by a Limited Partner in accordance with this Section 1.1(a) (an "Exercise"), Cornerstone shall elect in accordance with Section 8.6B of the Cornerstone Partnership Agreement to purchase the Cornerstone OP Units relating to such Exercise by paying the REIT Shares Amount (as defined in the Cornerstone Partnership Agreement) and not the Cash Amount (as defined in the Cornerstone Partnership Agreement);

                           (ii) notwithstanding the provisions of Section 8.6B of the Cornerstone Partnership Agreement, Cornerstone shall not be required to notify the Redeeming Partner (as defined in the Cornerstone Partnership Agreement) of Cornerstone's election to purchase the Cornerstone OP Units as described in the foregoing clause (i);

                           (iii) the Specified Redemption Date (as defined in the Cornerstone Partnership Agreement) shall be the Closing Date (as defined herein) at a time prior to the consummation of the Partnership Merger;

                           (iv) each Redeeming Partner shall be treated as an owner of the shares of Cornerstone Common Stock issued pursuant to this Agreement at the Effective Time (as defined herein) of the Merger and shall have the same right as each of the other holders of shares of Cornerstone Common Stock to make an Election (as defined herein) pursuant to Section 1.11 as to the form of consideration to be received in the Merger with respect to such shares of Cornerstone Common Stock; and

                           (v) a Redeeming Partner shall have the option, in its discretion, to make its Notice of Redemption conditional upon part or all of the shares of Cornerstone Common Stock that would be issued pursuant thereto being converted solely into the right to receive cash in the Merger pursuant to Section 1.10(b)(i) and the procedures set forth in Sections 1.11 and 1.12, in which event the Notice of Redemption shall not be effective with respect to any Cornerstone OP Units for which the shares of Cornerstone Common Stock that would be received therefor would not be converted entirely into the right to receive cash in the Merger (and any Cornerstone OP Units not redeemed as a result thereof would be converted into EOP OP Units (as defined herein) in the Partnership Merger as set forth in Section 1.10(a)(i)).

                           (b) Upon the terms and subject to the conditions of
this Agreement, and in accordance with Title 6, Chapter 17 of the Delaware Code Annotated, as amended (the "DRULPA"), immediately prior to the consummation of the Merger, Cornerstone Partnership shall be merged with and into EOP Partnership, with EOP Partnership as the surviving limited partnership or limited liability company, and with the holders of partnership interests in Cornerstone Partnership receiving in any event units of partnership interest in EOP Partnership, as set forth in Section 1.10.

                  1.2 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 3"), Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), and Chapter 92A of Title 7 of the Nevada Revised Statutes Annotated (the "NRS"), immediately following the effectiveness of the Partnership Merger, Cornerstone shall be merged with and into EOP, with EOP surviving as a real estate investment trust (the "Surviving Trust").

                  1.3 CLOSING. The closing of the Mergers (the "Closing") will take place commencing at 9:00 a.m., local time, on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article 6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.1(a) (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties.

                  1.4 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6, (i) EOP Partnership and Cornerstone Partnership shall execute and file the Certificate of Merger, executed in accordance with the DRULPA, with the Office of the Secretary of State of the State of Delaware, and (ii) EOP and Cornerstone shall then execute and file the Maryland Articles of Merger, executed in accordance with Title 3 and Title 8, with the State Department of Assessments and Taxation of Maryland (the "Department"), and the Nevada Articles of Merger, executed in accordance with Title 7 of the NRS with the Secretary of State of the State of Nevada, and shall make all other filings and recordings required, with respect to the Partnership Merger, under the DRULPA or, with respect to the Merger, under Title 3, Title 8 and the NRS. The Mergers shall become effective (each an "Effective Time" and collectively the "Effective Times") at such times as EOP and Cornerstone shall agree should be specified in the Certificate of Merger, the Maryland Articles of Merger and the Nevada Articles of Merger (not to exceed thirty (30) days after the Maryland Articles of Merger are accepted for record by the Department). Unless otherwise agreed, the parties shall cause the Effective Times to occur on the Closing Date, with not less than one hour between the Effective Time of the Partnership Merger and the Effective Time of the Merger.

                  1.5 EFFECT OF PARTNERSHIP MERGER ON AGREEMENTS OF LIMITED PARTNERSHIP. The Agreement of Limited Partnership, as amended, of EOP

Partnership, as in effect immediately prior to the Effective Time of the Partnership Merger (the "EOP Partnership Agreement"), shall continue in full force and effect after the Partnership Merger until further amended in accordance with applicable Delaware law. The Agreement of Limited Partnership, as amended, of Cornerstone Partnership, as in effect immediately prior to the Effective Time of the Partnership Merger (the "Cornerstone Partnership Agreement") shall terminate at the Effective Time of Partnership Merger.

                  1.6 EFFECT OF MERGER ON DECLARATION OF TRUST AND BYLAWS. The Articles of Amendment and Restatement of Declaration of Trust, as amended, of EOP (the "EOP Declaration of Trust") and the Bylaws of EOP (the "EOP Bylaws"), as in effect immediately prior to the Effective Time of the Merger and, if approved by the EOP shareholders, as amended by the Proposed EOP Charter Amendment Relating to Domestically Controlled REIT Status (as defined herein) and the Proposed EOP Charter Amendment Relating to Certain Voting Requirements (as defined herein), shall continue in full force and effect after the Merger and, until further amended in accordance with applicable Maryland law and, if approved by the EOP shareholders, as amended by the Proposed EOP Charter Amendment Relating to Domestically Controlled REIT Status (as defined herein) and the Proposed EOP Charter Amendment Relating to Certain Voting Requirements (as defined herein).

                  1.7 TRUSTEES OF EOP. The trustees of EOP following the Merger shall consist of the trustees of EOP immediately prior to the Effective Time of the Merger, who shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal, together with John S. Moody, William Wilson III and Jan van der Vlist, each of whom shall, no later than the third business day after the Effective Time of the Merger, become a trustee with terms expiring in 2002, 2003 and 2003, respectively. Upon the expiration of the terms of Mr. van der Vlist in 2003 and 2006, so long as PGGM and its Affiliates continue to own in the aggregate 21,000,000 (as adjusted for stock splits, reverse stock splits, stock dividends and similar actions) or more of the issued and outstanding EOP Common Shares at all times up to the meeting of shareholders at which trustees are being elected in such years, EOP shall take all action necessary to nominate Mr. van der Vlist for re-election as a trustee of EOP for an additional three-year term at any special or annual meeting of shareholders at which trustees are being elected (or in connection with a written consent in lieu of a meeting pursuant to which trustees are proposed to be elected). In the event that Mr. Van der Vlist shall fail to stand for re-election as aforesaid for any reason in either 2003 or 2006 or in the event of his earlier death or resignation, and so long as PGGM and its Affiliates continue to own in the aggregate 21,000,000 (as adjusted for stock splits, reverse stock splits, stock dividends and similar actions) or more of the issued and outstanding EOP Common Shares at such time, EOP shall take all action necessary to nominate a replacement designated by PGGM, which replacement shall be subject to the approval of EOP if such replacement is not an officer, director or employee of

PGGM, for election or re-election as a trustee of EOP for an additional three-year term at any special or annual meeting of shareholders at which trustees are being elected (or in connection with a written consent in lieu of a meeting pursuant to which trustees are proposed to be elected) or, in the case of a vacancy, at a meeting of the Board of Trustees called for such purpose. Except as expressly provided above in this Section 1.7, following their election as trustees, such persons shall serve for their designated terms, subject to their earlier death, resignation or removal.

                  1.8 EFFECT ON SHARES. The effect of the Merger on the shares of capital stock of Cornerstone shall be as provided in the Articles of Merger and in Section 1.10 hereof. The Merger shall not change the shares of beneficial interest of EOP outstanding immediately prior to the Merger.

                  1.9 EFFECT ON PARTNERSHIP INTERESTS. The effect of the Partnership Merger on the partnership interests of Cornerstone Partnership shall be as provided in the Certificate of Merger and in Section 1.10 hereof. The Partnership Merger shall not change the partnership interests of EOP Partnership outstanding immediately prior to the Merger.

                  1.10 EXCHANGE RATIOS AND OTHER MERGER CONSIDERATION.

                           (a) (i) The exchange ratio relating to the
Partnership Merger shall be 0.7009 of a Class A Unit (as defined in the EOP Partnership Agreement) of EOP Partnership ("EOP OP Unit"), for each Cornerstone OP Unit outstanding immediately prior to the Effective Time of the Partnership Merger. The holders of the EOP OP Units issued in the Partnership Merger (other than Cornerstone and Subsidiaries (as defined herein) of Cornerstone) shall be entitled to redeem such EOP OP Units immediately following the consummation of the Partnership Merger (and thereafter) pursuant to the terms of the EOP Partnership Agreement, except that for purposes of the exchange provisions thereof such EOP OP Units shall be deemed to have been issued as of the date the related Cornerstone OP Units were issued by Cornerstone Partnership (or if earlier, one year prior to the Effective Time of the Partnership Merger), and shall be entitled to the same rights and privileges as the holders of EOP OP Units outstanding on the date hereof.

                           (ii) The exchange ratio relating to the Partnership
Merger shall be one Class D Preferred Unit (as defined in the EOP Partnership Agreement), designated a Class D 7.0% Cumulative Convertible Preferred Unit, of EOP Partnership ("EOP Preferred OP Units"), for each Class A Partnership Preferred Unit (as defined in the Cornerstone Partnership Agreement), designated a Class A 7% Cumulative Convertible Preferred Unit of Cornerstone Partnership ("Cornerstone Preferred OP Unit") outstanding immediately prior to the Effective Time of the Partnership Merger. EOP, as the holder of the EOP Preferred OP Units issued in the Partnership Merger, shall be entitled to the same rights and privileges as Cornerstone, as the holder of the Cornerstone Preferred Units outstanding on the date hereof.

                  (b) The merger consideration to be paid to holders of capital stock of Cornerstone in the Merger (collectively, the "Merger Consideration") is as follows:

                           (i) Each share of common stock with no par value of Cornerstone ("Cornerstone Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger, which under the terms of Section 1.12 is to be converted into cash, shall be converted into the right to receive $18.00 in cash, without interest;

                           (ii) Except as otherwise provided in Sections 1.10(b)(i) and 1.12, and subject to Section 1.15(g), each share of Cornerstone Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than shares to be converted into the right to receive cash pursuant to Sections 1.10(b)(i) and 1.12) shall be converted into the right to receive 0.7009 of a validly issued, fully paid and nonassessable common share of beneficial interest, par value $.01 per share, of EOP (an "EOP Common Share") (the "Common Stock Exchange Ratio");

                           (iii) Each share of 7.0% Cumulative Convertible Preferred Stock with no par value of Cornerstone ("Cornerstone 7% Preferred Stock") outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive $18.00, together with accrued and unpaid dividends to the Effective Time of the Merger, in cash, without interest; and

                           (iv) All such shares of Cornerstone Common Stock, when so converted as provided in Section 1.10(b)(i) or (ii), and all such shares of Cornerstone 7% Preferred Stock, when so converted as provided in Section 1.10(b)(iii), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") theretofore representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate in accordance with Section 1.15(c), as applicable, (A) any dividends and other distributions in accordance with Section 1.15(d), (B) certificates representing the EOP Common Shares into which such shares of Cornerstone Common Stock are converted pursuant to
         Section 1.10(c)(ii) (if any), (C) cash into which such shares of Cornerstone Common Stock are converted pursuant to Section 1.10(c)(i),
         (D) cash into which such shares of Cornerstone 7% Preferred Stock are converted pursuant to Section 1.10(b)(iii), and (E) any cash, without interest, in lieu of fractional EOP Common Shares to be issued or paid in consideration for Cornerstone Common Stock upon the surrender of such Certificate in accordance with Sections 1.15(c) and 1.15(g).

                  1.11 ELECTION BY HOLDERS OF CORNERSTONE COMMON STOCK TO RECEIVE EOP COMMON SHARES OR CASH. Each holder of shares of Cornerstone Common Stock (including, without limitation, Limited Partners of Cornerstone Partnership who elect to exercise, on a conditional or unconditional basis, the Redemption Right with respect to all or a portion of their Cornerstone OP Units held by such Limited Partners pursuant to Section 1.1(a) (with the Cornerstone OP Units with respect to which such Exercise is made referred to as "Electing Cornerstone OP Units")) shall have the right to submit a Form of Election specifying the number of shares of Cornerstone Common Stock which such holder desires to have converted into the right to receive EOP Common Shares in the Merger pursuant to Section 1.10(a)(ii) and the number which such holder desires to have converted into the right to receive cash pursuant to Section 1.10(a)(i) in accordance with the following procedures:

                           (a) Each holder of shares of Cornerstone Common Stock
and each holder of Electing Cornerstone OP Units may specify in a request made in accordance with the provisions of this Section 1.11 (an "Election") (i) the number of such shares which such holder desires to have converted into the right to receive cash in the Merger pursuant to Section 1.10(a)(i) (a "Cash Election") and (ii) the number of such shares which such holder desires to have converted into the right to receive EOP Common Shares in the Merger pursuant to Section 1.10(a)(ii) (a "Share Election").

                           (b) EOP and Cornerstone shall prepare, for use by
stockholders of Cornerstone (and each holder of Electing Cornerstone OP Units) in surrendering Certificates representing shares of Cornerstone Common Stock, a form of election (the "Form of Election") pursuant to which each holder of Cornerstone Common Stock and each holder of Electing Cornerstone OP Units may make Elections. The Form of Election shall be mailed to stockholders of record of Cornerstone as of the record date for the Cornerstone Stockholders Meeting (as defined herein) and to each holder of Cornerstone OP Units and shall accompany the Joint Proxy Statement (as defined herein).

                           (c) Cornerstone shall use commercially reasonable
efforts to make the Form of Election available to all persons who become stockholders of record of Cornerstone and to all Limited Partners of Cornerstone Partnership during the period between such record date and the second business day prior to the date of the Cornerstone Stockholders Meeting, provided that only a Limited Partner of Cornerstone Partnership who is a holder of Electing Cornerstone OP Units may submit a Form of Election and such Form of Election shall apply only with respect to shares of Cornerstone Common Stock issued to such Limited Partner prior to the Effective Time of the Partnership Merger pursuant to the Redemption Right as set forth in Section 1.1(a).

                           (d) An Election shall have been properly made only if
the Exchange Agent (as defined herein) shall have received, by 5:00 p.m., Eastern Standard Time, on the second business day (such time on such day being referred to herein as the "Election Date") preceding the date of the Cornerstone Stockholders Meeting, a Form of Election properly completed and signed (and not revoked) and accompanied (in the case of holders of shares of Cornerstone Common Stock) by the Certificate or Certificates representing the shares of Cornerstone Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Cornerstone (or by an appropriate guarantee of delivery of such Certificate or Certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificate or Certificates are in fact delivered by the time set forth in such guarantee of delivery).

                           (e) Any holder of record of shares of Cornerstone
Common Stock (and any holder of Electing Cornerstone OP Units) may at any time prior to the Election Date change such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date accompanied by a properly completed Form of Election. EOP and Cornerstone shall have the right in their sole discretion and by mutual agreement to permit changes in Elections after the Election Date.

                           (f) Any holder of record of shares of Cornerstone
Common Stock (and any holder of Electing Cornerstone OP Units) may at any time prior to the Election Date revoke such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date or by withdrawal prior to the Election Date of such holder's Certificates previously deposited with the Exchange Agent. Any revocation of an Election may be withdrawn by notice of such withdrawal delivered at or prior to the Election Date. Any such holder who shall have deposited Certificates with the Exchange Agent shall have the right to withdraw such Certificates by written notice received by the Exchange Agent and thereby revoke such holder's Election as of the Election Date at any time after the expiration of the period of 60 days following the Election Date if the Merger shall not have been consummated prior thereto. EOP shall obtain from the Exchange Agent an agreement to return all Forms of Election and accompanying Certificates to the stockholders submitting the same in the event this Agreement shall be terminated in accordance with its terms.

                           (g) EOP and Cornerstone by mutual agreement shall
have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 1.12, the issuance and delivery of certificates for EOP Common Shares into which shares of Cornerstone Common Stock are converted in the Merger and the payment for shares of Cornerstone Common Stock converted into the right to receive cash in the Merger.

                  1.12 PRORATION. The determination of whether shares of Cornerstone Common Stock shall be converted in the Merger into EOP Common Shares in accordance with the Common Stock Exchange Ratio or the right to receive $18.00 in cash shall be made as set forth in this Section 1.12.

                           (a) As is more fully set forth below, 58,551,525
shares of Cornerstone Common Stock shall be converted in the Merger into the right to receive $18.00 per share in cash (which shares of Cornerstone Common Stock are referred to as the "Cash Election Shares"), and all shares of Cornerstone Common Stock issued and outstanding immediately prior to the Effective Time of the Merger in excess of 58,551,525 shares shall be converted in the Merger into the right to receive EOP Common Shares in accordance with the Common Stock Exchange Ratio (which shares of Cornerstone Common Stock are referred to as the "Stock Election Shares").

                           (b) If Cash Elections are received for a number of
shares of Cornerstone Common Stock which is greater than 58,551,525 shares of Cornerstone Common Stock, each Non-Electing Share (as defined herein) and each share of Cornerstone Common Stock for which a Share Election has been received shall be converted in the Merger into EOP Common Shares in accordance with the Common Stock Exchange Ratio, and the shares of Cornerstone Common Stock for which Cash Elections have been received shall be converted in the Merger into the right to receive cash and EOP Common Shares in accordance with the Common Stock Exchange Ratio in the following manner:

                           each share of Cornerstone Common Stock covered by a Cash Election shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) $18.00 and (y) a fraction (the "Cash Fraction") the numerator of which shall be 58,551,525 and the denominator of which shall be the aggregate number of shares of Cornerstone Common Stock covered by all Cash Elections, and (ii) a number of EOP Common Shares equal to the product of
                           (x) the Common Stock Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

                           (c) If Share Elections are received for a number of
shares of Cornerstone Common Stock which is greater than the total number of Stock Election Shares issued and outstanding immediately prior to the Effective Time of the Merger, each Non-Electing Share and each share of Cornerstone Common Stock for which a Cash Election has been received shall be converted in the Merger into the right to receive $18.00 in cash, without interest, and the shares of Cornerstone

Common Stock for which Share Elections have been received shall be converted in the Merger into EOP Shares in accordance with the Common Stock Exchange Ratio and the right to receive cash in the following manner:

                           each share of Cornerstone Common Stock covered by a Share Election shall be converted into the right to receive (i) a number of EOP Common Shares equal to the product of (x) the Common Stock Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which shall be a number equal to the total number of Stock Election Shares issued and outstanding immediately prior to the Effective Time of the Merger and the denominator of which shall be the aggregate number of shares of Cornerstone Common Stock covered by all Share Elections, and (ii) an amount in cash, without interest, equal to the product of (x) $18.00 and (y) a fraction equal to one minus the Stock Fraction.

                           (d) If Non-Electing Shares (as defined herein) are
not converted under either Section 1.12(b) or Section 1.12(c), then each Non-Electing Share shall be converted into the right to receive EOP Common Shares and the right to receive cash on a proportionate basis, relative to all other Non-Electing Shares, so that the aggregate number of shares of Cornerstone Common Stock converted into the right to receive EOP Common Shares equals, as closely as possible, the number of Stock Election Shares, and the aggregate number of shares of Cornerstone Common Stock converted into the right to receive cash equals, as closely as possible, the number of Cash Election Shares.

                           (e) For purposes of this Section 1.12, outstanding
shares of Cornerstone as to which an election is not in effect at the Election Date and shares as to which an Election has been withdrawn after the 60-day period following the Election Date and prior to the Effective Time of the Merger shall be called "Non-Electing Shares." If EOP and Cornerstone shall determine for any reason that any Election was not properly made with respect to shares of Cornerstone Common Stock, such Election shall be deemed ineffective and shares of Cornerstone Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares.

                  1.13 PARTNER APPROVAL. Cornerstone shall seek the requisite approval of the partners of Cornerstone Partnership of the Merger, the withdrawal of Cornerstone as general partner and the Partnership Merger to the extent required by the Cornerstone Partnership Agreement to effectuate the transactions contemplated by this Agreement (collectively, the "Cornerstone Partner Approvals"). EOP shall seek the requisite approval of the partners of EOP Partnership of the Merger and the Partnership Merger to the extent required by the EOP Partnership Agreement to effectuate the transactions contemplated by this

Agreement (collectively, the "EOP Partner Approvals," and together with the Cornerstone Partner Approvals, the "Partner Approvals").

                  1.14 NO APPRAISAL RIGHTS. The holders of Cornerstone Common Stock, Cornerstone OP Units, EOP Common Shares and EOP OP Units are not entitled under applicable law to appraisal or similar rights as a result of the Mergers and, in the case of the holders of the Cornerstone 7% Preferred Stock, such holders irrevocably have waived all such rights.

                  1.15 EXCHANGE OF CERTIFICATES; PRE-CLOSING DIVIDENDS; FRACTIONAL SHARES.

                           (a) EXCHANGE AGENT. Prior to the Effective Time, EOP
shall appoint Equiserve LLC as the exchange agent, or another bank or trust company reasonably acceptable to Cornerstone, to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding shares of Cornerstone Common Stock and Cornerstone 7% Preferred Stock.

                           (b) EOP TO PROVIDE MERGER CONSIDERATION. EOP shall
provide to the Exchange Agent on or before the Effective Time of the Merger, for the benefit of the holders of Cornerstone Common Stock and Cornerstone 7% Preferred Stock, the Merger Consideration issuable in exchange for the issued and outstanding Cornerstone Common Stock and Cornerstone 7% Preferred Stock pursuant to Section 1.10, together with any cash required to make payments in lieu of any fractional shares pursuant to Section 1.15(g) (the "Exchange Fund"). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by EOP, on a daily basis. Any interest or other income resulting from such investments shall be paid to EOP. Cornerstone shall provide to the Exchange Agent not later than one business day prior to the Effective Time of the Merger, for the benefit of the holders of Cornerstone Common Stock, cash payable in respect of any dividends required pursuant to Section 1.15(d)(i) or (ii). Such cash shall be invested in accordance with written directions delivered by Cornerstone to the Exchange Agent not later than one business day prior to the Effective Time of the Merger, with any cash earned on such investments to be paid to EOP as the successor to Cornerstone in the Merger. EOP shall use commercially reasonable efforts to cause the Exchange Agent to mail the Merger Consideration to the holders of Cornerstone Common Stock (including to holders of Electing Cornerstone OP Units who made an unconditional Exercise of the Redemption Right or who made a conditional exercise thereof and who will receive cash in the Merger, in each case who have properly submitted a Form of Election prior to the Election Date) and Cornerstone 7% Preferred Stock not later than five business days after the Effective Time of the Merger.

                           (c) EXCHANGE PROCEDURE. As soon as reasonably
practicable after the Effective Time, EOP shall use commercially reasonable efforts to cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding shares of Cornerstone Common Stock (other than to holders of Cornerstone Common Stock who previously surrendered with their Forms of Election their Certificates for Cornerstone Common Stock) or Cornerstone 7% Preferred Stock Certificate whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.10, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as EOP may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. To the extent not previously surrendered with a Form of Election, upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by EOP, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Cornerstone Common Stock or Cornerstone 7% Preferred Stock, as applicable, theretofore represented by such Certificate shall have been converted pursuant to Section 1.10, together with any dividends or other distributions to which such holder is entitled pursuant to Section 1.15(d) and cash, if any, payable in lieu of fractional shares pursuant to Section 1.15(g), to be mailed (or made available for collection by hand if so elected by the surrendering holder) within five business days of receipt thereof, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Cornerstone Common Stock or Cornerstone 7% Preferred Stock which is not registered in the transfer records of Cornerstone, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Certificate or establish to the satisfaction of EOP that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 1.15, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Cornerstone Common Stock or Cornerstone 7% Preferred Stock heretofore represented by such Certificate shall have been converted pursuant to
Section 1.10, and any dividends or other distributions to which such holder is entitled pursuant to Section 1.15(d). No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to Section 1.15(d) or Section 1.15(g). EOP or the Exchange Agent, as applicable, shall be entitled, in its sole and absolute discretion, to deduct and withhold from the cash or EOP Common Shares, or any combination thereof, that otherwise is payable pursuant to this Agreement to any holder of shares of Cornerstone Common Stock or Cornerstone 7% Preferred Stock such amounts as EOP or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law, PROVIDED THAT in determining whether withholding under Section 1445 of the Code is required, EOP shall take into account (and shall request the Exchange Agent to take into account) Section 1445(b)(6) of the Code and Treasury Regulations Section 1.1445-2(c)(2). For this purpose, any EOP Common Shares deducted and withheld by EOP shall be valued at the last trading price of the EOP Common Shares on the New York Stock Exchange on the Effective Date of the Merger. To the extent that amounts are so withheld by EOP or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Cornerstone Common Stock or Cornerstone 7% Preferred Stock, as applicable, in respect of which such deduction and withholding was made by EOP or the Exchange Agent.

                           (d) RECORD DATES FOR FINAL DIVIDENDS; DISTRIBUTIONS
WITH RESPECT TO UNEXCHANGED SHARES.

                                    (i) To the extent necessary to satisfy the
requirements of Section 857(a)(1) of the Code for the taxable year of Cornerstone ending at the Effective Time of the Merger (and avoid the payment of tax with respect to undistributed income), Cornerstone shall declare a dividend (the "Final Company Dividend") to holders of shares of Cornerstone Common Stock and Cornerstone 7% Preferred Stock, the record date for which shall be the close of business on the last business day prior to the Effective Time of the Merger, in an amount equal to the minimum dividend sufficient to permit Cornerstone to satisfy such requirements. If Cornerstone determines it is necessary to declare the Final Company Dividend, it shall notify EOP at least 10 days prior to the date for the Cornerstone Stockholders Meeting, and EOP shall declare a dividend per share to holders of shares of EOP Common Shares, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount per EOP Common Share equal to the quotient obtained by dividing (x) the Final Company Dividend paid by Cornerstone with respect to each share of Cornerstone Common Stock by (y) the Common Stock Exchange Ratio. The dividends payable hereunder to holders of Cornerstone Common Stock and Cornerstone 7% Preferred Stock shall be paid on the last business day immediately preceding the Closing Date.

                                    (ii) No dividends or other distributions
with respect to EOP Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of EOP Common Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.15(g), in each case until the surrender of such Certificate in accordance with this
Section 1.15. Subject to the effect of applicable escheat laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable pursuant to Section
1.10 and/or in lieu of any fractional EOP Common Shares to which such holder is entitled pursuant to Section 1.15(g) and (ii) if such Certificate is exchangeable for one or more whole EOP Common Shares, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole EOP Common Shares and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole EOP Common Shares.

                           (e) NO FURTHER OWNERSHIP RIGHTS IN CORNERSTONE COMMON
STOCK AND CORNERSTONE 7% PREFERRED STOCK. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.15 (including any cash paid pursuant to Section 1.15(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the Cornerstone Common Stock and Cornerstone 7% Preferred Stock, as applicable, theretofore represented by such Certificates; PROVIDED, HOWEVER, that Cornerstone shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Cornerstone on such Cornerstone Common Stock or Cornerstone 7% Preferred Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of Cornerstone of the Cornerstone Common Stock or Cornerstone 7% Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to EOP for any reason, they shall be canceled and exchanged as provided in this Section 1.15.

                           (f) NO LIABILITY. None of Cornerstone, EOP or the
Exchange Agent shall be liable to any person in respect of any Merger Consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for 12 months after the Effective Time shall be redelivered by the Exchange Agent to EOP, upon demand, and any holders of Certificates who have not theretofore complied with Section 1.15(c) shall thereafter look only to EOP for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar laws.

                           (g) NO FRACTIONAL SHARES

                                    (i) No certificates or scrip representing
fractional EOP Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a shareholder of EOP.

                                    (ii) No fractional EOP Common Shares shall
be issued pursuant to this Agreement. In lieu of the issuance of any fractional EOP Common Shares pursuant to this Agreement, each holder of Cornerstone Common Stock upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(i) the average closing price of one EOP Common Share on the New York Stock Exchange on the five trading days immediately preceding the Closing Date by (ii) the fractional amount of 0.7009 of an EOP Common Share which such holder would otherwise be entitled to receive under this Section 1.15.

                           (h) LOST CERTIFICATES. If any Certificate shall have
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by EOP or the Exchange Agent, the posting by such person of a bond in such reasonable amount as EOP or the Exchange Agent may direct (but consistent with the practices EOP applies to its own shareholders) as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the EOP Common Shares or cash to which the holders thereof are entitled pursuant to Section 1.10, any cash payable pursuant to Section 1.15(g) to which the holders thereof are entitled and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.15(d).

                           (i) APPLICABILITY TO PARTNERSHIP MERGER. Except for
the provisions relating to the Exchange Agent, certificates and the exchange procedure (which shall not be applicable), all other provisions of this Section
1.15 shall apply to Cornerstone Partnership, EOP Partnership, the Cornerstone OP Units and the Cornerstone OP Preferred Units with respect to the Partnership Merger.

                                    ARTICLE 2

                REPRESENTATIONS AND WARRANTIES OF CORNERSTONE AND
                             CORNERSTONE PARTNERSHIP

                  Except as set forth in the Cornerstone SEC Documents (as defined herein) or in the letter of even date herewith signed by the President and Chief Executive Officer or the Chief Operating Officer of Cornerstone and delivered to EOP prior to the execution hereof (the "Cornerstone Disclosure Letter"), Cornerstone and Cornerstone Partnership represent and warrant to EOP and EOP Partnership as follows:

                  2.1 ORGANIZATION, STANDING AND POWER. Cornerstone has been duly organized and is validly existing and in good standing under the laws of the State of

Nevada. Cornerstone has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. The Cornerstone Restated Articles of Incorporation, as amended (the "Cornerstone Articles") are in effect, and no dissolution, revocation or forfeiture proceedings regarding Cornerstone have been commenced. Cornerstone is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Cornerstone, Cornerstone Partnership and the Cornerstone Subsidiaries (as defined herein), taken as a whole (a "Cornerstone Material Adverse Effect"). Cornerstone has delivered to EOP complete and correct copies of the Cornerstone Articles and Cornerstone's Amended and Restated Bylaws (the "Cornerstone Bylaws"), in each case, as amended or supplemented to the date of this Agreement.

                  2.2 CORNERSTONE SUBSIDIARIES.

                           (a) SCHEDULE 2.2 to the Cornerstone Disclosure Letter
sets forth (i) each Subsidiary (as defined herein) of Cornerstone (the "Cornerstone Subsidiaries") and the Cornerstone Non-controlled Subsidiary (which Cornerstone Non-controlled Subsidiary constitutes the only entity in which Cornerstone owns a non-voting equity interest and has no right to control except as set forth on Schedule 2.4 of the Cornerstone Disclosure Letter), (ii) the ownership interest therein of Cornerstone, (iii) if not, directly or indirectly, wholly owned by Cornerstone, the identity and ownership interest of each of the other owners of such Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary, as applicable, (iv) each office property and other commercial property owned by such Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary, as applicable, and (v) if not wholly owned by such Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary, as applicable, the identity and ownership interest of each of the other owners of such property. As used in this Agreement, "Subsidiary" of any Person (as defined herein) means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii)(A) 10% or more of the voting power of the voting capital stock or other equity interests, or (B) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity. SCHEDULE 2.4 of the Cornerstone Disclosure Letter sets forth a true and complete list of the equity securities owned by Cornerstone, directly or indirectly, in any corporation, partnership, limited liability company, joint venture or other legal entity, excluding Cornerstone Subsidiaries and the Cornerstone Non-controlled Subsidiary.

                           (b) Except as set forth in SCHEDULE 2.2 to the
Cornerstone Disclosure Letter, (i) all of the outstanding shares of capital stock of each Cornerstone Subsidiary and Cornerstone Non-controlled Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive rights, (B) owned by Cornerstone or by another Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each Cornerstone Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Cornerstone, by another Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary or by Cornerstone and another Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary are owned free and clear of all Liens other than pledges, if any, contained in organizational documents of such Cornerstone Subsidiary and given to secure performance thereunder. Each Cornerstone Subsidiary and Cornerstone Non-controlled Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each Cornerstone Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each Cornerstone Subsidiary and Cornerstone Non-controlled Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Cornerstone Material Adverse Effect. Complete and correct copies of the Articles of Incorporation, Bylaws, organization documents and partnership, joint venture and operating agreements of each Cornerstone Subsidiary and Cornerstone Non-controlled Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to EOP. No effective amendment has been made to the Cornerstone Partnership Agreement since January 21, 2000.

                  2.3 CAPITAL STRUCTURE.

                           (a) The authorized shares of capital stock of
Cornerstone consist of 250,000,000 shares of Cornerstone Common Stock, 129,638,245 of which are issued and 129,280,012 of which are outstanding on the date of this Agreement, and 65,000,000 shares of preferred stock with no par value, of which 3,030,303 shares of Cornerstone 7% Preferred Stock are issued and outstanding and 344,828 shares of Redeemable Preferred Stock are designated with none outstanding on the date of this Agreement.

                           (b) Set forth in SCHEDULE 2.3(B) to the Cornerstone
Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase shares of Common Stock granted under Cornerstone's 1998 Long-Term Incentive Plan or any other formal or informal arrangement (collectively, the "Cornerstone Stock Options"); and (ii) all other warrants or other rights to acquire Cornerstone Common Stock, all stock appreciation rights, restricted stock, dividend equivalents, deferred compensation accounts, performance awards, restricted stock unit awards and other awards which are outstanding on the date of this Agreement ("Cornerstone Stock Rights"). SCHEDULE 2.3(B) to the Cornerstone Disclosure Letter sets forth for each Cornerstone Stock Option and Cornerstone Stock Right the name of the grantee, the date of the grant, the number of shares of Cornerstone Common Stock subject to each option or other award, and the exercise price per share. On the date of this Agreement, except as set forth in this Section 2.3 or in SCHEDULE 2.3(B) to the Cornerstone Disclosure Letter, no shares of Cornerstone Common Stock were outstanding or reserved for issuance.

                           (c) All outstanding shares of Cornerstone Common
Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Cornerstone having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Cornerstone may vote, except for the Cornerstone convertible promissory note dated as of January 1, 1996 which does not have voting rights but is convertible into Cornerstone Common Stock (the "Cornerstone Convertible Promissory Note").

                           (d) Other than (i) as set forth in this Section 2.3
or in SCHEDULE 2.3(B), 2.3(C), or 2.3(D) to the Cornerstone Disclosure Letter,
(ii) Cornerstone OP Units, which may be redeemed for cash or, at the option of Cornerstone, Cornerstone Common Stock at a rate of one share of Cornerstone Common Stock for each Cornerstone OP Unit, (iii) shares of Cornerstone Common Stock issuable upon the conversion of Cornerstone 7% Preferred Stock, and (iv) shares of Cornerstone Common Stock issuable pursuant to the Cornerstone Convertible Promissory Note, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Cornerstone or any Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary is a party or by which such entity is bound, obligating Cornerstone or any Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Cornerstone or any Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary or obligating Cornerstone or any

Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Cornerstone or a Cornerstone Subsidiary or a Cornerstone Non-controlled Subsidiary).

                           (e) As of the date of this Agreement, 148,735,829
Cornerstone OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights, of which 129,638,245 are owned by Cornerstone and 3,030,303 Cornerstone Preferred OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights, all of which are owned by Cornerstone. SCHEDULE 2.3(E) to the Cornerstone Disclosure Schedule sets forth the name of each holder of Cornerstone OP Units and the number of Cornerstone OP Units owned by each such holder as of the date of this Agreement. Except as provided in the Cornerstone Partnership Agreement or as set forth on SCHEDULE 2.3(D), Cornerstone Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in Cornerstone Partnership, whether issued or unissued, or securities convertible or exchangeable into interests in Cornerstone Partnership.

                           (f) Except for the distribution of $0.31 per share of
Cornerstone Common Stock and per Cornerstone OP Unit declared on January 20, 2000, and payable on February 29, 2000, to holders of record on January 31, 2000, of shares of Cornerstone Common Stock and Cornerstone OP Units, all dividends on Cornerstone Common Stock and Cornerstone 7% Preferred Stock and all distributions on Cornerstone OP Units, which have been declared prior to the date of this Agreement, have been paid in full.

                           (g) Set forth on SCHEDULE 2.3(G) to the Cornerstone
Disclosure Letter is a list of each registration rights agreement or other agreement between Cornerstone and/or Cornerstone Partnership, on the one hand, and one or more other parties, on the other hand, which sets forth the rights of any such other party or parties to cause the registration of any securities of Cornerstone and/or Cornerstone Partnership pursuant to the Securities Act of 1933, as amended (the "Securities Act").

                  2.4 OTHER INTERESTS. Except for interests in the Cornerstone Subsidiaries, the Cornerstone Non-controlled Subsidiary and certain other entities as set forth in SCHEDULE 2.4 to the Cornerstone Disclosure Letter (the "Cornerstone Other Interests"), none of Cornerstone, Cornerstone Partnership, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, limited liability company or other entity (other than investments in short-term investment securities). With respect to the Cornerstone Other Interests, Cornerstone Partnership owns such interests free and clear of all

Liens other than pledges, if any, contained in organizational documents of such Cornerstone Other Interests and given to secure performance thereunder. None of Cornerstone, Cornerstone Partnership, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary is in material breach of any provision of any agreement, document or contract which is of a material nature governing its rights in or to the Cornerstone Other Interests, all of which agreements, documents and contracts are (a) listed in Schedule 2.4 to the Cornerstone Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of Cornerstone (as defined herein), the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective obligations under such agreements, documents or contracts.

                  2.5 AUTHORITY; NONCONTRAVENTION; CONSENTS.

                           (a) Cornerstone has the requisite corporate power and
authority to enter into this Agreement and, subject to the requisite Cornerstone stockholder approval of the Merger Agreement and the Merger and any other matters reasonably and timely requested by any other party to effectuate the transactions contemplated by this Agreement (collectively, the "Cornerstone Stockholder Approvals"), to consummate the transactions contemplated by this Agreement to which Cornerstone is a party. The execution and delivery of this Agreement by Cornerstone and the consummation by Cornerstone of the transactions contemplated by this Agreement to which Cornerstone is a party have been duly authorized by all necessary action on the part of Cornerstone, except for and subject to the Cornerstone Stockholder Approvals and the Cornerstone Partner Approvals. This Agreement has been duly executed and delivered by Cornerstone and constitutes a valid and binding obligation of Cornerstone, enforceable against Cornerstone in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                           (b) Cornerstone Partnership has the requisite
partnership power and authority to enter into this Agreement and, subject to the requisite Cornerstone Partner Approvals, to consummate the transactions contemplated by this Agreement to which Cornerstone Partnership is a party. The execution and delivery of this Agreement by Cornerstone Partnership and the consummation by Cornerstone Partnership of the transactions contemplated by this Agreement to which Cornerstone Partnership is a party have been duly authorized by all necessary action on the part of Cornerstone Partnership, except for and subject to the Cornerstone Stockholder Approvals and the Cornerstone Partner Approvals. This Agreement has been duly executed and delivered by Cornerstone Partnership and constitutes a valid and binding obligation of Cornerstone Partnership, enforceable against Cornerstone Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                           (c) Except as set forth in SCHEDULE 2.5(C)(1) to the
Cornerstone Disclosure Letter, the execution and delivery of this Agreement by Cornerstone do not, and the consummation of the transactions contemplated by this Agreement to which Cornerstone is a party and compliance by Cornerstone with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to material loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Cornerstone or any Cornerstone Subsidiary under, (i) the Cornerstone Articles or Cornerstone Bylaws or the comparable charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of any Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary, each as amended or supplemented, (ii) any loan or credit agreement, note, bond, mortgage, indenture, merger or other acquisition agreement, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Cornerstone or any Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Cornerstone or any Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a Cornerstone Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Cornerstone or any Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary in connection with the execution and delivery of this Agreement by Cornerstone or the consummation by Cornerstone of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of the Joint Proxy Statement (as defined herein), (ii) the acceptance for record of the Maryland Articles of Merger by the Department, (iii) the filing of the Nevada Articles of Merger with the Secretary of State of the State of Nevada, (iv) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in SCHEDULE 2.5(C)(2) to the Cornerstone Disclosure Letter, (B) as may be required under (w) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (x) laws requiring transfer, recordation or gains tax filings, (y) federal, state or local environmental laws or (z) the "blue sky" laws of various states, to the extent applicable or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Cornerstone from performing its obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, a Cornerstone Material Adverse Effect.

                  2.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Cornerstone has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 through the date hereof (the "Cornerstone SEC Documents"). SCHEDULE 2.6(A) to the Cornerstone Disclosure Letter contains a complete list of all Cornerstone SEC Documents filed by Cornerstone with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), between January 1, 1997 and the date of this Agreement. All of the Cornerstone SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Cornerstone SEC Documents. None of the Cornerstone SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Cornerstone SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of Cornerstone included in the Cornerstone SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Cornerstone and its Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in SCHEDULE 2.6(B) to the Cornerstone Disclosure Letter, Cornerstone has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the Cornerstone SEC Documents or in
SCHEDULE 2.6(C) to the Cornerstone Disclosure Letter, none of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of

Cornerstone or in the notes thereto and which, individually or in the aggregate, would have a Cornerstone Material Adverse Effect.

                  2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Cornerstone SEC Documents or in SCHEDULE 2.7 to the Cornerstone Disclosure Letter, since the date of the most recent audited financial statements included in Cornerstone SEC Documents (the "Cornerstone Financial Statement Date"), Cornerstone, its Subsidiaries and the Cornerstone Non-controlled Subsidiary have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition and disposition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of Cornerstone and its Subsidiaries taken as a whole (a "Cornerstone Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Cornerstone Material Adverse Change, (b) except for regular quarterly distributions not in excess of $0.31 per share of Cornerstone Common Stock or Cornerstone OP Unit and except for regular annual distributions not in excess of $1.155 per share of Cornerstone 7% Preferred Stock (or, in each case, with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT (as defined herein) status), in each case with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Cornerstone Common Stock, the Cornerstone OP Units or the Cornerstone 7% Preferred Stock, (c) any split, combination or reclassification of the Cornerstone Common Stock, the Cornerstone OP Units or the Cornerstone 7% Preferred Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Cornerstone or partnership interests in Cornerstone Partnership or any issuance of an ownership interest in, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Cornerstone Material Adverse Effect, (e) any change in accounting methods, principles or practices by Cornerstone or any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Cornerstone SEC Documents or required by a change in GAAP, or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Cornerstone and any officer or director of Cornerstone.

                  2.8 LITIGATION. Except as disclosed in the Cornerstone SEC Documents or in SCHEDULE 2.8 to the Cornerstone Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Cornerstone, the Cornerstone Subsidiaries and the Cornerstone Non-controlled Subsidiary (a) which are covered by adequate insurance subject to a reasonable deductible or retention limit or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Cornerstone, a Cornerstone Subsidiary or a Cornerstone Non-controlled Subsidiary) or, to the Knowledge of Cornerstone (as hereinafter defined), threatened in writing against or affecting Cornerstone, or any Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a Cornerstone Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, (y) SCHEDULE 2.8 to the Cornerstone Disclosure Letter sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of Cornerstone, threatened as of the date hereof, and (z) no claim has been made under any directors' and officers' liability insurance policy maintained at any time by Cornerstone, any of the Cornerstone Subsidiaries or the Cornerstone Non-controlled Subsidiary.

                  2.9 PROPERTIES.

                           (a) Except as provided in SCHEDULE 2.2 or SCHEDULE
2.9(A) to the Cornerstone Disclosure Letter, Cornerstone or the Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary set forth on SCHEDULE 2.2 to the Cornerstone Disclosure Letter owns fee simple title to or holds a leasehold interest in each of the real properties identified in SCHEDULE 2.2 to the Cornerstone Disclosure Letter (the "Cornerstone Properties"), which are all of the real estate properties owned by them, in each case (except for the Permitted Title Exceptions (as defined herein)) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"). SCHEDULE 2.2 to the Cornerstone Disclosure Letter further identifies which of the Cornerstone Properties are owned in fee simple by Cornerstone or the Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary and which of the Cornerstone Properties are subject to a ground lease. Except as set forth in SCHEDULE 2.2 to the Cornerstone Disclosure Letter, no other Person has any ownership interest in any of the Cornerstone Properties, and any such ownership interest so scheduled does not materially detract from the value of the Cornerstone Subsidiary's or Cornerstone Non-controlled Subsidiary's (as the case may be) interest in, or materially interfere with the present use of, any of the Cornerstone Properties subject thereto or affected thereby. Except as set forth in SCHEDULE 2.9(A) to the Cornerstone Disclosure Letter, none of the Cornerstone Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon. The Cornerstone Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Encumbrances, except for the following (collectively, the "Permitted Title Exceptions") (i) Property Restrictions and Encumbrances set forth in the Cornerstone Disclosure Letter,
(ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, which do not materially adversely affect the current use of any Cornerstone Property, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or policies or existing surveys or subsequently granted by Cornerstone or the Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary, which Property Restrictions and Encumbrances, in any event, do not materially detract from the value of, or materially interfere with the present use of, any of the Cornerstone Properties subject thereto or affected thereby and (iv) liens for real estate taxes not yet due and payable, mechanics', carriers', workmen's, repairmen's liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Cornerstone Properties subject thereto or affected thereby. SCHEDULE 2.9(A) to the Cornerstone Disclosure Letter lists each of the Cornerstone Properties which are under development as of the date of this Agreement and describes the status of such development as of the date hereof.

                           (b) Except as provided in SCHEDULE 2.2 or SCHEDULE
2.9(B) to the Cornerstone Disclosure Letter, valid policies of title insurance or fully-paid and enforceable commitments therefor have been issued insuring the applicable Cornerstone Subsidiary's or Cornerstone Non-controlled Subsidiary's (as the case may be) fee simple title or leasehold estate, as the case may be, to the Cornerstone Properties owned by it in amounts approximately equal to the purchase price therefor paid by such Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary, subject only to the matters disclosed above and in the Cornerstone Disclosure Letter. Such policies are, at the date hereof, in full force and effect. No claim has been made against any such policy.

                           (c) Except as provided in SCHEDULE 2.9(C) to the
Cornerstone Disclosure Letter, Cornerstone has no Knowledge (i) that, any certificate, permit or license from any governmental authority having jurisdiction over any of the Cornerstone Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Cornerstone Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Cornerstone Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of the same which would have a material adverse effect on such Cornerstone Property, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the Cornerstone Properties issued by any governmental authority which would have a material adverse effect on such Cornerstone Property, (iii) of any structural defects relating to any Cornerstone Property which would have a material adverse effect on such Cornerstone Property, (iv) of any Cornerstone Property whose building systems are not in working order so as to have a material adverse effect on such Cornerstone Property, or (v) of any physical damage to any Cornerstone Property which would have a material adverse effect on such Cornerstone Property for which there is no insurance in effect covering the cost of the restoration.

                           (d) None of Cornerstone, any Cornerstone Subsidiary
or the Cornerstone Non-controlled Subsidiary has received any written or published notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Cornerstone Properties or
(ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Cornerstone Properties or by the continued maintenance, operation or use of the parking areas which would have a material adverse effect on such Cornerstone Property. Except as set forth in
SCHEDULE 2.9(D) to the Cornerstone Disclosure Letter, all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Cornerstone Properties (E.G., Local Improvement District, Road Improvement District, Environmental Mitigation) have been performed, paid or taken, as the case may be, and Cornerstone has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as set forth in development or operating budgets for such Cornerstone Properties delivered to EOP and EOP Partnership prior to the date hereof and other than those which would not reasonably be expected to have a material adverse effect on any of Cornerstone or the Cornerstone Subsidiaries or the Cornerstone Non-controlled Subsidiary.

                           (e) The rent rolls previously provided by Cornerstone
to EOP (the "Cornerstone Rent Roll") list each Cornerstone Space Lease (as defined herein) in effect as of the dates set forth therein, none of which are earlier than December 31, 1999. "Cornerstone Space Lease" means each lease or other right of occupancy affecting or relating to a property in which Cornerstone Partnership (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any ground lease. Cornerstone has made available to EOP true, correct and complete copies of all Cornerstone Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a

Cornerstone Material Adverse Effect, all information set forth in the Cornerstone Rent Roll is true, correct and complete as of the date thereof. Except as set forth in a delinquency report made available to EOP, none of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary, on the one hand, nor, to the knowledge of Cornerstone or Cornerstone Partnership, any other party, on the other hand, is in monetary default under any Cornerstone Space Lease, except for such defaults that would not reasonably be expected to have a Cornerstone Material Adverse Effect.

                  2.10 ENVIRONMENTAL MATTERS.

                  (a) "Environmental Law" shall mean all applicable Laws relating to the protection of human health or safety and natural resources or the environment, including, without limitation, Laws relating to the use, manufacturing, generation, recycling, reuse, sale, storage, handling, transport, treatment or disposal of any Hazardous Materials (including the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss 9601 et seq. ("CERCLA")). "Hazardous Materials" shall mean substances, wastes or materials listed, regulated or defined under any Environmental Law, and shall include "hazardous wastes," "hazardous substances," "hazardous materials," petroleum or any fraction thereof, asbestos, lead-paint, urea-formaldehyde, and polychlorinated biphenyls. "Release" shall have the meaning set forth in Section 101 of CERCLA, without regard to the exclusions set forth therein.

                  (b) Except as disclosed in the Cornerstone SEC Documents or in
SCHEDULE 2.10(A) to the Cornerstone Disclosure Letter,

                           (i) none of Cornerstone, any of the Cornerstone
Subsidiaries or the Cornerstone Non-controlled Subsidiary or, to Cornerstone's Knowledge, any other Person has caused or permitted the presence of any Hazardous Materials at, on or under any of the Cornerstone Properties and none of Cornerstone, any of the Cornerstone Subsidiaries or the Cornerstone Non-controlled Subsidiary has any knowledge of the presence of any Hazardous Materials at, on or under any of the Cornerstone Properties, in each of the foregoing cases, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the Cornerstone Properties) would, individually or in the aggregate, reasonably be expected to have a Cornerstone Material Adverse Effect;

                           (ii) except in accordance with the Environmental
Permits (as defined herein) there have been no Releases of Hazardous Materials at, on, under or from (A) the Cornerstone Properties or (B) any real property previously owned, operated or leased by Cornerstone, the Cornerstone Subsidiaries, or the Cornerstone Non-controlled Subsidiary (the "Former Cornerstone Properties") during the period of such ownership, operation or tenancy, and none of Cornerstone, any of the Cornerstone Subsidiaries or the Cornerstone Non-controlled Subsidiary has any knowledge of any Releases of Hazardous Materials having occurred or presently occurring at, on, under or from the Cornerstone Properties or the Former Cornerstone Properties, which would, individually or in the aggregate, reasonably be expected to have a Cornerstone Material Adverse Effect;

                           (iii) Cornerstone, the Cornerstone Subsidiaries and
the Cornerstone Non-controlled Subsidiary have not failed to comply with all Environmental Laws, and none of Cornerstone, any of the Cornerstone Subsidiaries or the Cornerstone Non-controlled Subsidiary has any liability under the Environmental Laws, except to the extent that any such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have a Cornerstone Material Adverse Effect; and

                           (iv) Cornerstone, the Cornerstone Subsidiaries and
the Cornerstone Non-controlled Subsidiary have been duly issued, and currently have and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law (collectively, the "Environmental Permits") necessary to operate their businesses as currently operated except where the failure to obtain and maintain such Environmental Permit would not have a material adverse effect on the Cornerstone Property. Cornerstone, the Cornerstone Subsidiaries and the Cornerstone Non-controlled Subsidiary have timely filed applications for all Environmental Permits. All of the Environmental Permits are transferable and none require consent, notification or other action to remain in full force and effect following consummation of the transactions contemplated hereby.

                  (c) Cornerstone has previously delivered or made available to EOP complete copies of all material information, documents and reports, including, without limitation, environmental investigations and testing or analysis that are in the possession or control of any of Cornerstone, the Cornerstone Subsidiaries and the Cornerstone Non-controlled Subsidiary and which relate to compliance with Environmental Laws by any of them or to the past or current environmental condition of the Cornerstone Properties.

                  2.11 RELATED PARTY TRANSACTIONS. Set forth in SCHEDULE 2.11 to the Cornerstone Disclosure Letter is a list of all material arrangements, agreements and contracts entered into by Cornerstone, any Cornerstone Subsidiary and the Cornerstone Non-controlled Subsidiary with (a) any investment banker or financial advisor, (b) any person who is an officer, director or Affiliate (as defined herein) of Cornerstone or any Subsidiary or the Cornerstone Non-controlled Subsidiary, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (c) any person who acquired Cornerstone Common Stock, Cornerstone OP Units or Cornerstone 7% Preferred Stock in a private placement, in each case which remain in effect and are not otherwise disclosed in the SEC Documents. Such documents, copies of all of which have previously been delivered or made available to EOP, are listed in SCHEDULE
2.11 to the Cornerstone Disclosure Letter.

As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

                  2.12 EMPLOYEE BENEFITS. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, agreement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in
Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary (each, a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed on SCHEDULE 2.12 to the Cornerstone Disclosure Letter. Except as disclosed in SCHEDULE 2.12 to the Cornerstone Disclosure Letter, with respect to the Employee Plans:

                           (a) No Controlled Group Member has any continuing
liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Code or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

                           (b) Each Employee Plan complies in all material
respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and, to the Knowledge of Cornerstone, each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax-exempt under Section 501(a) of the Code and, to the Knowledge of Cornerstone, no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed, are pending or, to the Knowledge of Cornerstone, threatened with respect to any Employee Plan and, to the Knowledge of Cornerstone, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Pension Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan:

                           (i) all Controlled Group Members have complied in all
                  material respects with the reporting and disclosure requirements of ERISA, the Code, or both, with respect to each Employee Plan and no Controlled Group Member has incurred any material liability in connection with such reporting or disclosure;

                           (ii) all contributions and payments with respect to
                  Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code; and

                           (iii) with respect to each such Employee Plan, to the
                  extent applicable, Cornerstone has delivered to or has made available to EOP true and complete copies of (A) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan.

                           (c) With respect to each Employee Plan, to the
Knowledge of Cornerstone, there has not occurred, and no person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA and which could subject Cornerstone or any Controlled Group Member to material liability.

                           (d) No Controlled Group Member has maintained or been
obligated to contribute to any Employee Plan subject to Code Section 412 or Title IV of ERISA. No Employee Plan subject to Code Section 412 or Title IV of ERISA has been terminated.

                           (e) With respect to each Pension Plan maintained by
any Controlled Group Member, such Plan provides the Plan Sponsor the authority to amend or terminate the Plan at any time, subject to applicable requirements of ERISA and the Code.

                  2.13 EMPLOYEE POLICIES. The employee handbooks of Cornerstone, the Cornerstone Subsidiaries and the Cornerstone Non-controlled Subsidiary currently in effect are attached as SCHEDULE 2.13 to the Cornerstone Disclosure Letter and fairly and accurately summarize all material employee policies, vacation policies and payroll policies.

                  2.14 TAXES.

                           (a) Each of Cornerstone, the Cornerstone Subsidiaries
and the Cornerstone Non-controlled Subsidiary (A) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects, (B) has paid (or Cornerstone has paid on its behalf) all Taxes (as defined herein) shown on such returns and reports as required to be paid by it, and (C) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 3121, and 3402 of the Code or similar provisions under any foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper governmental entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing, where the failure to file such tax returns and reports or failure to pay such Taxes or failure to comply with such withholding requirements would not reasonably be expected to have a Cornerstone Material Adverse Effect. The most recent audited financial statements contained in the Cornerstone SEC Documents reflect an adequate reserve for all material Taxes payable by Cornerstone, the Cornerstone Subsidiaries and the Cornerstone Non-controlled Subsidiary for all taxable periods and portions thereof through the date of such financial statements. Since the Cornerstone Financial Statement Date, Cornerstone has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and none of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon Cornerstone, any Cornerstone Subsidiary, or the Cornerstone Non-controlled Subsidiary. None of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal income Taxes, and to Cornerstone's

Knowledge, no audit, examination or other proceeding in respect of federal income Taxes involving any of Cornerstone, any Cornerstone Subsidiary, or the Cornerstone Non-controlled Subsidiary is being considered by any Tax authority. To the Knowledge of Cornerstone, no deficiencies for any Taxes have been proposed, asserted or assessed against Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all taxes, charges, fees, levies and other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding (including, without limitation, dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

                           (b) Cornerstone (i) for all taxable years for which
the Internal Revenue Service could assert a tax liability, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of
Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all such years, (ii) has operated since December 31, 1999 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending on the earlier of December 31, 2000 or the Closing Date and, if later, for the taxable year of Cornerstone ending on the Closing Date, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to Cornerstone's Knowledge, no such challenge is pending or threatened. Each Cornerstone Subsidiary which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by Cornerstone of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Cornerstone to violate Section 856(c)(4) of the Code. Cornerstone Partnership is not a publicly traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. Each Cornerstone Subsidiary which is a corporation has been since its formation a qualified REIT subsidiary under
Section 856(i) of the Code. Neither Cornerstone nor any Cornerstone Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. ss.1.337(d)-5T or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

                  2.15 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. SCHEDULE
2.15 to the Cornerstone Disclosure Letter contains a true and complete list of all arrangements, agreements or plans pursuant to which cash and non-cash payments which will become payable (and the maximum aggregate amount which may be payable thereunder) to each employee, officer or director of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary as a result of the Merger or a termination of service subsequent to the consummation of the Merger. Except as described in SCHEDULE 2.15 to the Cornerstone Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary. There is no agreement or arrangement with any employee, officer or other service provider under which Cornerstone, any Cornerstone Subsidiary or any Cornerstone Non-controlled Subsidiary has agreed to pay any tax that might be owed under Section 4999 of the Code with respect to payments to such individuals.

                  2.16 BROKER; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Lazard Freres & Co. L.L.C. the fees and expenses of which are described in the engagement letter dated January 28, 2000, between Lazard Freres & Co. L.L.C. and Cornerstone, a true, correct and complete copy of which has previously been given to EOP, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Cornerstone or any Cornerstone Subsidiary.

                  2.17 COMPLIANCE WITH LAWS. None of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not reasonably be expected to have a Cornerstone Material Adverse Effect.

                  2.18 CONTRACTS; DEBT INSTRUMENTS.

                           (a) None of Cornerstone, any Cornerstone Subsidiary
or the Cornerstone Non-controlled Subsidiary has received a written notice that it is in violation of or in default under (nor to the Knowledge of Cornerstone does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of Cornerstone does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not reasonably be expected to have a Cornerstone Material Adverse Effect.

                           (b) Except for any of the following expressly
identified in Cornerstone SEC Documents, SCHEDULE 2.18(B) to the Cornerstone Disclosure Letter sets forth a list of each material loan or credit agreement, note, bond, mortgage, indenture and any other agreement or instrument pursuant to which any Indebtedness (as defined herein) of Cornerstone, the Cornerstone Subsidiaries and the Cornerstone Non-controlled Subsidiary, other than Indebtedness payable to Cornerstone, a Cornerstone Subsidiary or a Cornerstone Non-controlled Subsidiary, is outstanding or may be incurred. For purposes of this Section 2.18, "Indebtedness" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such person,
(iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any such indebtedness of any other person.

                           (c) To the extent not set forth in response to the
requirements of Section 2.18(b), SCHEDULE 2.18(C) to the Cornerstone Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary is a party or an obligor with respect thereto.

                           (d) Except as set forth in SCHEDULE 2.18(D) of the
Cornerstone Disclosure Letter, none of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary is a party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Cornerstone Properties.

                           (e) Except as set forth in SCHEDULE 2.18(E) to the
Cornerstone Disclosure Letter, none of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary is a party to any agreement relating to the management of any Cornerstone Property by any Person other than Cornerstone, a Cornerstone Subsidiary or a Cornerstone Non-controlled Subsidiary.

                           (f) None of Cornerstone, any Cornerstone Subsidiary
or the Cornerstone Non-controlled Subsidiary is a party to any agreement pursuant to which Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary manages or provides services with respect to any real properties other than Cornerstone Properties, except for the agreements described in SCHEDULE 2.18(F) to the Cornerstone Disclosure Letter.

                           (g) Cornerstone has delivered to EOP prior to the
date of this Agreement a true and complete capital budget for the year 2000 relating to budgeted capital improvements and development. SCHEDULE 2.18(G) to the Cornerstone Disclosure Letter lists all material agreements entered into by Cornerstone, each of the Cornerstone Subsidiaries and the Cornerstone Non-controlled Subsidiary relating to the development or construction of, or additions or expansions to, any Cornerstone Real Properties (or any properties with respect to which Cornerstone has executed as of the date of this Agreement a purchase agreement or other similar agreement) which are currently in effect and under which Cornerstone or any of the Cornerstone Subsidiaries or the Cornerstone Non-controlled Subsidiary currently has, or expects to incur, an obligation in excess of $250,000 in the aggregate. True, correct and complete copies of such agreements have previously been delivered or made available to EOP.

                           (h) SCHEDULE 2.18(H) to the Cornerstone Disclosure
Letter lists all agreements entered into by Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary providing for the sale of, or option to sell, any Cornerstone Properties or the purchase of, or option to purchase, by Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate which are currently in effect.

                           (i) Except as set forth in SCHEDULE 2.18(I) to the
Cornerstone Disclosure Letter, none of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary has any material continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Cornerstone, any Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary or (B) to pay any additional purchase price for any of the Cornerstone Properties.

                           (j) Except as set forth in SCHEDULE 2.18(J) to the
Cornerstone Disclosure Letter, none of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements." As used herein, a Tax Protection Agreement is an agreement, oral or written, (A) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Cornerstone Partnership or any other Cornerstone Subsidiary that is treated as a partnership for federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary, (ii) requires that Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Cornerstone Properties, or (iii) requires that Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a "deficit restoration obligation," indemnification agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of Cornerstone or a Cornerstone Subsidiary, or (C) that requires a particular method for allocating one or more liabilities of Cornerstone or any Cornerstone Subsidiary under
Section 752 of the Code. None of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary is in violation of or in default under any Tax Protection Agreement.

                           (k) Except as set forth in SCHEDULE 2.18(K) to the
Cornerstone Disclosure Letter and for the Confidentiality Agreement, dated January 13, 2000 between Cornerstone and EOP (the "Confidentiality Agreement") and other confidentiality agreements entered into in the ordinary course of business, neither Cornerstone nor any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary is a party to any confidentiality, standstill, lock-up or voting agreement.

                  2.19 OPINION OF FINANCIAL ADVISOR. Cornerstone has received the written opinion of Lazard Freres & Co. L.L.C. Cornerstone's financial advisor, to the effect that the proposed consideration to be received by the holders of Cornerstone Common Stock is fair to such holders from a financial point of view.

                  2.20 STATE TAKEOVER STATUTES. Cornerstone has taken all action necessary to exempt the transactions contemplated by this Agreement between EOP and Cornerstone and its Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the laws of the State of Nevada and the State of Delaware or federal laws of the United States or similar statute or regulation (a "Takeover Statute").

                  2.21 INVESTMENT COMPANY ACT OF 1940. None of Cornerstone, any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                  2.22 DEFINITION OF "KNOWLEDGE OF CORNERSTONE". As used in this Agreement, the phrase "Knowledge of Cornerstone" (or words of similar import) means the actual knowledge of those individuals identified in SCHEDULE 2.22 to the Cornerstone Disclosure Letter.

                  2.23 REQUIRED STOCKHOLDER APPROVALS AND PARTNER APPROVALS. The affirmative vote of the holders of at least a majority of the outstanding Cornerstone Common Stock and the holders of at least a majority of the outstanding Cornerstone 7% Preferred Stock are the only votes of the holders of any class or series of Cornerstone capital stock necessary or required under this Agreement or under applicable law to approve the Merger and this Agreement. The approval of Cornerstone and the affirmative vote of at least a majority of all Cornerstone limited partner interests entitled to be cast, voting in accordance with the Cornerstone Partnership Agreement, is the only vote of the holders of any class or series of Cornerstone Partnership's partnership interests necessary or required under this Agreement or under applicable law to approve the Merger, the withdrawal of Cornerstone as general partner and the Partnership Merger.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF EOP AND EOP
                                   PARTNERSHIP

                  Except as set forth in the EOP SEC Documents (as defined herein) or in the letter of even date herewith signed by the President or an Executive Vice President of EOP and delivered to Cornerstone prior to the execution hereof (the "EOP Disclosure Letter"), EOP and EOP Partnership represent and warrant to Cornerstone and Cornerstone Partnership as follows:

                  3.1 ORGANIZATION, STANDING AND POWER OF EOP. EOP is a real estate investment trust duly organized, validly existing and in good standing under the laws of Maryland and has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. EOP is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of EOP and the Subsidiaries of EOP (collectively, "EOP Subsidiaries"), taken as a whole (an "EOP Material Adverse Effect"). EOP has delivered to Cornerstone complete and correct copies of the EOP Declaration of Trust (as the same is proposed to be modified by each of the Proposed EOP Charter Amendments (as defined herein)) and the EOP Bylaws, as amended or supplemented to the date of this Agreement.

                  3.2 EOP SUBSIDIARIES.

                           (a) SCHEDULE 3.2(A) to the EOP Disclosure Letter sets
forth (i) each EOP Subsidiary and each entity in which EOP holds non-voting equity securities (but no voting equity securities) (collectively, the "EOP Non-controlled Subsidiaries"), (ii) the ownership interest therein of EOP, (iii) if not wholly owned by EOP, the identity and ownership interest of each of the other owners of such EOP Subsidiary, (iv) each office property and other commercial property owned by such Subsidiary, and (v) if not wholly owned by such Subsidiary, the identity and ownership interest of each of the other owners of such property.

                           (b) Except as set forth in SCHEDULE 3.2(B) to the EOP
Disclosure Letter, (i) all the outstanding shares of capital stock of each EOP Subsidiary and each EOP Non-controlled Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive rights, (B) owned by EOP or by another EOP Subsidiary and (C) owned free and clear of all Liens and (ii) all equity interests in each EOP Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by EOP, by another EOP Subsidiary or by EOP and another EOP Subsidiary are owned free and clear of all Liens other than pledges, if any, contained in organizational documents of such EOP Subsidiary and given to secure performance thereunder. Each EOP Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each EOP Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each EOP Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have an EOP Material Adverse Effect. Complete and correct copies of the Articles of Incorporation, Bylaws, organization documents and partnership, joint venture and operating agreements of each EOP Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Cornerstone. No effective amendment has been made to the EOP Partnership Agreement since January 31, 2000.

                  3.3 CAPITAL STRUCTURE.

                           (a) The authorized shares of beneficial interest of
EOP consist of 750,000,000 EOP Common Shares, 248,812,828 of which were issued and outstanding as of January 31, 2000, and 100,000,000 preferred shares of beneficial interest, 18,562,900 of which were issued or outstanding as of January 31, 2000 (collectively, the "EOP Preferred Shares").

                           (b) Set forth in SCHEDULE 3.3(B) to the EOP
Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase EOP's shares of beneficial interest granted under the Employee Share Option and Restricted Share Plan or any other formal or informal arrangement (collectively, the "EOP Options"); and (ii) all other warrants or other rights to acquire EOP's shares of beneficial interest, all share appreciation rights, phantom shares, dividend equivalents, performance units and performance shares which are outstanding on the date of this Agreement. SCHEDULE 3.3(B) to the EOP Disclosure Letter sets forth the EOP Options granted to EOP's Chief Executive Officer and four other most highly compensated officers, the date of each grant, the status of each EOP Option as qualified or nonqualified under Section 422 of the Code, the number of EOP Common Shares subject to each EOP Option, the number and type of EOP's Common Shares subject to EOP Options that are currently exercisable, the exercise price per share, and the number and type of such shares subject to share appreciation rights. On the date of this Agreement, except as set forth in this Section 3.3 or in SCHEDULE 3.3(B) to the EOP Disclosure Letter, no shares of beneficial interest of EOP were outstanding or reserved for issuance (except for EOP Common Shares reserved for issuance upon redemption of EOP OP Units).

                           (c) All outstanding shares of beneficial interest of
EOP are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of EOP having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of EOP may vote.

                           (d) Except (i) as set forth in this Section 3.3 or in
SCHEDULE 3.3(D) to the EOP Disclosure Letter and (ii) EOP OP Units, which may be redeemed for EOP Common Shares, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which EOP or any EOP Subsidiary is a party or by which such entity is bound, obligating EOP or any EOP Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of EOP or any EOP Subsidiary or obligating EOP or any EOP Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to EOP or an EOP Subsidiary).

                           (e) As of January 31, 2000, 282,476,889 EOP OP Units,
8,000,000 8.98% Series A Preferred Units of Limited Partnership Interest, 6,000,000 5.25% Series B Preferred Units of Limited Partnership Interest, and 4,562,900 8 5/8% Series C Preferred Units of Limited Partnership Interest (collectively, the "EOP Preferred Units") are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights, of which 248,812,828 EOP OP Units and all of the EOP Preferred Units are owned by EOP and EOP Subsidiaries. SCHEDULE 3.3(E) to the EOP Disclosure Schedule sets forth the name of each holder of EOP OP Units and the number of EOP OP Units owned by each such holder as of the date of this Agreement. The EOP OP Units and EOP Preferred Units are subject to no restrictions except as set forth in the EOP Partnership Agreement. EOP Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in EOP Partnership, whether issued or unissued, or securities convertible or exchangeable into interests in EOP Partnership.

                           (f) All dividends on EOP Common Shares and all
distributions on EOP OP Units and EOP Preferred Units, which have been declared prior to the date of this Agreement have been paid in full, except that the dividends payable on EOP Common Shares (along with the corresponding distributions payable on EOP OP Units) which were declared on February 1, 2000 and are payable on April 14, 2000 have not yet been paid.

                           (g) The EOP Common Shares and the EOP Preferred
Shares to be issued by EOP, and the EOP OP Units to be issued by the EOP Partnership pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

                  3.4 OTHER INTERESTS. Except for interests in the EOP Subsidiaries and certain other entities as set forth in SCHEDULE 3.2(A), 3.2(B) OR 3.4(A) to the EOP Disclosure Letter (the "EOP Other Interests"), neither EOP nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities). With respect to such other interests, EOP or EOP Partnership is a partner or shareholder in good standing, and owns such interests free and clear of all Liens other than pledges, if any, contained in organizational documents of such EOP Other Interests and given to secure performance. Neither EOP nor any of the EOP Subsidiaries is in breach of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it, all of which agreements, documents and contracts are (a) listed in SCHEDULE 3.4(B) to the EOP Disclosure Letter (or disclosed in the EOP SEC Documents (as defined herein)), (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of EOP (as defined herein), the other parties to any such agreement, document or contract which is of a material nature are not in breach of any of their respective obligations under such agreements, documents or contracts.

                  3.5 AUTHORITY; NONCONTRAVENTION; CONSENTS.

                           (a) EOP has the requisite power and authority to
enter into this Agreement and, subject to the requisite shareholder approval of the Merger (the "EOP Shareholder Approvals" and, together with the Cornerstone Stockholder

Approvals, the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which EOP is a party. The execution and delivery of this Agreement by EOP and the consummation by EOP of the transactions contemplated by this Agreement to which EOP is a party have been duly authorized by all necessary action on the part of EOP, except for and subject to the EOP Shareholder Approvals and the requisite approval, if any is required, of the partners of EOP Partnership. This Agreement has been duly executed and delivered by EOP and constitutes a valid and binding obligation of EOP, enforceable against EOP in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                           (b) EOP Partnership has the requisite partnership
power and, subject to the requisite partner approval of the Partnership Merger (if any), authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which EOP Partnership is a party. The execution and delivery of this Agreement by EOP Partnership and the consummation by EOP Partnership of the transactions contemplated by this Agreement to which EOP Partnership is a party have been duly authorized by all necessary action on the part of EOP Partnership, except for and subject to the EOP Partnership Approvals. This Agreement has been duly executed and delivered by EOP Partnership and constitutes a valid and binding obligation of EOP Partnership, enforceable against EOP Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                           (c) Except as set forth in SCHEDULE 3.5(C)(1) to the
EOP Disclosure Letter, the execution and delivery of this Agreement by EOP and EOP Partnership do not, and the consummation of the transactions contemplated by this Agreement to which EOP or EOP Partnership is a party and compliance by EOP or EOP Partnership with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of EOP or any EOP Subsidiary under, (i) the EOP Declaration of Trust or the EOP Bylaws or the comparable charter or organizational documents or partnership, operating or similar agreement (as the case may be) of any other EOP Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to EOP or any EOP Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to EOP or any EOP Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) reasonably be expected to have an EOP Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to EOP or any EOP Subsidiary in connection with the execution and delivery of this Agreement or the consummation by EOP of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Form S-4 (as defined herein) and (y) such reports under Section 13 (a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Articles of Merger by the Department, (iii) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, (iv) such filings as may be required in connection with the payment of any transfer and gains taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in
SCHEDULE 3.5(C)(2) to the EOP Disclosure Letter or (B) as may be required under
(x) federal, state or local environmental laws or (y) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent EOP from performing its obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, an EOP Material Adverse Effect.

                  3.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. EOP and EOP Partnership have filed all required reports, schedules, forms, statements and other documents with the SEC since July 8, 1997 and November 19, 1997, respectively, through the date hereof (the "EOP SEC Documents"). SCHEDULE 3.6(A) to the EOP Disclosure Letter contains a complete list of all EOP SEC Documents filed by EOP and EOP Partnership with the SEC under the Exchange Act on or prior to the date of this Agreement. All of the EOP SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such EOP SEC Documents. None of the EOP SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later EOP SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of EOP and the EOP Subsidiaries included in the EOP SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of EOP and the EOP Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations set forth in the EOP SEC Documents or in SCHEDULE 3.6(B) to the EOP Disclosure Letter, neither EOP nor any EOP Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of EOP or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have an EOP Material Adverse Effect.

                  3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the EOP SEC Documents or in SCHEDULE 3.7 to the EOP Disclosure Letter, since the date of the most recent audited financial statements included in the EOP SEC Documents (the "EOP Financial Statement Date"), EOP and the EOP Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of EOP and the EOP Subsidiaries taken as a whole (a "EOP Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an EOP Material Adverse Change, (b) except for regular quarterly distributions not in excess of $0.42 per EOP Common Share or EOP OP Unit or the stated distribution rate for each EOP Preferred Share or EOP Preferred Unit, subject to rounding adjustments as necessary and with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to EOP Common Shares, EOP OP Units, EOP Preferred Shares or EOP Preferred Units, (c) any split, combination or reclassification of any of EOP's shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be expected to have an EOP Material Adverse Effect or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by EOP or any EOP Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the EOP SEC Documents or required by a change in GAAP.

                  3.8 LITIGATION. Except as disclosed in the EOP SEC Documents or in SCHEDULE 3.8 to the EOP Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of EOP and the EOP Subsidiaries (a) which are covered by adequate insurance subject to a reasonable deductible or retention limit or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of EOP or an EOP Subsidiary) or, to the Knowledge of EOP (as defined herein), threatened in writing against or affecting EOP or any EOP Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have an EOP Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EOP or any EOP Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

                  3.9 PROPERTIES.

                           (a) Except as set forth in SCHEDULE 3.9(A) to the EOP
Disclosure Letter, EOP or one of the EOP Subsidiaries owns fee simple title to each of the real properties listed in the EOP SEC Filings as owned by it (the "EOP Properties"), except where the failure to own such title would not have an EOP Material Adverse Effect.

                           (b) The EOP Properties are not subject to any
Encumbrances or Property Restrictions which reasonably could be expected to cause an EOP Material Adverse Effect.

                           (c) Valid policies of title insurance or fully-paid
and enforceable commitments therefor have been issued insuring EOP's or the applicable EOP Subsidiary's fee simple title or leasehold estate, as the case may be, to the EOP Properties in amounts which are, except in the case of San Felipe Plaza, at least equal to the purchase price thereof paid by EOP or the applicable EOP Subsidiaries therefor, except where the failure to obtain such title insurance would not reasonably be expected to have an EOP Material Adverse Effect.

                           (d) EOP has no Knowledge (i) that it has failed to
obtain a certificate, permit or license from any governmental authority having jurisdiction over any of the EOP Properties where such failure would reasonably be expected to have an EOP Material Adverse Effect or of any pending threat of modification or cancellation of any of the same which would reasonably be expected to have an EOP Material Adverse Effect, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting any of the EOP Properties issued by any governmental authorities which would reasonably be expected to have an EOP Material Adverse Effect or (iii) of any structural defects relating to EOP Properties, EOP Properties whose building systems are not in working order, physical damage to any EOP Property for which there is no insurance in effect covering the cost of restoration, any current renovation or uninsured restoration, except such structural defects, building systems not in working order, physical damage, renovation and restoration which, in the aggregate, would not reasonably be expected to have an EOP Material Adverse Effect.

                           (e) Except as set forth in SCHEDULE 3.9(E) to the EOP
Disclosure Letter, neither EOP nor any of the EOP Subsidiaries has received any written or published notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the EOP Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the EOP Properties or by the continued maintenance, operation or use of the parking areas, other than such notices which, in the aggregate, would not reasonably be expected to have an EOP Material Adverse Effect.

                           (f) Except as set forth on SCHEDULE 3.9(F) to the EOP
Disclosure Letter, all work to be performed, payments to be made and actions to be taken by EOP or the EOP Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any EOP Properties (E.G., Local Improvement District, Road Improvement District, Environmental Mitigation), has been performed, paid or taken, as the case may be, except where the failure to do so would, in the aggregate, not reasonably be expected to have an EOP Material Adverse Effect, and EOP has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

                           (g) The rent roll previously provided by EOP to
Cornerstone (the "EOP Rent Roll") lists each EOP Space Lease (as defined herein) in effect as of the respective dates indicated in the EOP Rent Roll. "EOP Space Lease" means each lease or other right of occupancy affecting or relating to a property in which EOP Partnership (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any ground lease. EOP has made available to Cornerstone true, correct and complete copies of all EOP Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have an EOP Material Adverse Effect, all information set forth in the EOP Rent Roll is true, correct, and complete as of the date thereof. Except as set forth in a delinquency report made available to Cornerstone, neither EOP nor any EOP Subsidiary, on the one hand, nor, to the Knowledge of EOP or EOP Partnership, any other party, on the other hand, is in monetary default under any EOP Space Lease, except for such defaults that would not reasonably be expected to have an EOP Material Adverse Effect.

                  3.10 ENVIRONMENTAL MATTERS.

                           Except as disclosed in the EOP SEC Documents,

                           (i) none of EOP, any of the EOP Subsidiaries or, to
EOP's Knowledge, any other Person has caused or permitted the presence of any Hazardous Materials at, on or under any of the EOP Properties, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the EOP Properties) would, individually or in the aggregate, reasonably be expected to have an EOP Material Adverse Effect;

                           (ii) except in accordance with the Environmental
Permits, there have been no Releases of Hazardous Materials at, on, under or from (A) the EOP Properties, or (B) any real property formerly owned, operated or leased by EOP or the EOP Subsidiaries during the period of such ownership, operation or tenancy, which would, individually or in the aggregate, reasonably be expected to have an EOP Material Adverse Effect;

                           (iii) EOP and the EOP Subsidiaries have not failed to
comply in any material respect with all Environmental Laws, and neither EOP nor any of the EOP Subsidiaries has any liability under the Environmental Laws, except to the extent such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have an EOP Material Adverse Effect; and

                           (iv) EOP and the EOP Subsidiaries have been duly
issued, and currently have and will maintain through the Closing Date, all Environmental Permits except where the failure to obtain and maintain such Environmental Permits would not have a material adverse effect on the EOP Property necessary to operate their businesses as currently operated. EOP and the EOP Subsidiaries have timely filed applications for all Environmental Permits.

                  3.11 TAXES.

                           (a) Each of EOP and the EOP Subsidiaries (i) has
filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and all such returns and reports are accurate and complete in all material respects, (ii) has paid (or EOP has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it and (iii) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 3121, and 3402 of the Code or similar provisions under any foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper governmental entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing, where the failure to file such tax returns or reports or failure to pay such Taxes or failure to comply with such requirements would not reasonably be expected to have an EOP Material Adverse Effect. The most recent audited financial statements contained in the EOP SEC Documents reflect an adequate reserve for all material Taxes payable by EOP and the EOP Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the EOP Financial Statement Date, EOP has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither EOP nor any EOP Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon EOP or any EOP Subsidiary. Neither EOP nor any EOP Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal income Taxes, and to EOP's Knowledge, no audit, examination or other proceeding in respect of federal income Taxes involving any of EOP or any EOP Subsidiary is being considered by any Tax authority. To the Knowledge of EOP, no deficiencies for any Taxes have been proposed, asserted or assessed against EOP or any of the EOP Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

                           (b) EOP (i) for all taxable years commencing with
1997, which is the first year of EOP's existence for federal income tax purposes, through December 31, 1999, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has qualified as a REIT for all such years, (ii) has operated since December 31, 1999 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year that includes the Closing Date and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to EOP's Knowledge, no such challenge is pending or threatened. BeaMetFed, Inc. ("BeaMet") (i) for all taxable years commencing with 1997 through December 31, 1999 has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has qualified as a REIT for all such years, (ii) has operated since December 31, 1999 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year that includes the Closing Date and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to EOP's Knowledge, no such challenge is pending or threatened. Each EOP Subsidiary which is a partnership, joint venture or limited liability company (i) has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by EOP of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause EOP to violate
Section 856(c)(4) of the Code. EOP Partnership is not a publicly traded partnership within the meaning of Section

7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. Each EOP Subsidiary which is a corporation has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. Except as set forth in SCHEDULE 3.11 to the EOP Disclosure Letter, neither EOP nor any EOP Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Reg. ss.1.337(d)-5T or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

                           (c) To EOP's knowledge, as of the date hereof, EOP is
a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code.

                  3.12 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than J.P. Morgan & Co. Incorporated, the fees and expenses of which will be paid by EOP and are described in the engagement letters between J.P. Morgan & Co. Incorporated and EOP, a true, correct and complete copy of which has previously been given to Cornerstone, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of EOP or any EOP Subsidiary.

                  3.13 COMPLIANCE WITH LAWS. Neither EOP nor any of the EOP Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not reasonably be expected to have an EOP Material Adverse Effect.

                  3.14 CONTRACTS; DEBT INSTRUMENTS. Neither EOP nor any EOP Subsidiary has received a written notice that EOP or any EOP Subsidiary is in violation of or in default under (nor to the Knowledge of EOP does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of EOP does such a violation or default exist, except to the extent such violation or default, individually or in the aggregate, would not reasonably be expected to have an EOP Material Adverse Effect, except as set forth in the EOP SEC Documents or in SCHEDULE 3.14 to the EOP Disclosure Letter.

                  3.15 OPINION OF FINANCIAL ADVISOR. EOP has received the opinion of J.P. Morgan & Co. Incorporated, EOP's financial advisor, to the effect that the consideration to be paid by EOP in connection with the Merger is fair, from a financial point of view, to EOP.

                  3.16 STATE TAKEOVER STATUTES. EOP has taken all action necessary to exempt transactions between EOP and Cornerstone and its Affiliates from the operation of Takeover Statutes.

                  3.17 INVESTMENT COMPANY ACT OF 1940. Neither EOP nor any of the EOP Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

                  3.18 DEFINITION OF "KNOWLEDGE OF EOP". As used in this Agreement, the phrase "Knowledge of EOP" (or words of similar import) means the actual knowledge of those individuals identified in SCHEDULE 3.19 to the EOP Disclosure Letter.

                  3.19 REQUIRED SHAREHOLDER APPROVALS AND PARTNER APPROVALS. The affirmative vote of the holders of not less than a majority of all votes entitled to be cast by holders of EOP Common Shares, and the affirmative vote of the partners of EOP Partnership holding at least a majority of the outstanding EOP Partnership interests (including partnership interests held by EOP), are the only votes of the holders of any class or series of EOP capital shares necessary or required under this Agreement or under applicable law to approve the Merger and this Agreement. The approval of the Partnership Merger by EOP is the only vote necessary or required under this Agreement or under applicable law to approve the Partnership Merger and this Agreement.

                                    ARTICLE 4

                                    COVENANTS

                           4.1 CONDUCT OF CORNERSTONE'S AND CORNERSTONE
PARTNERSHIP'S BUSINESS PENDING Merger. During the period from the date of this Agreement to the Effective Times, except as consented to in writing by EOP or as expressly provided for in this Agreement, Cornerstone and Cornerstone Partnership shall, and shall cause (or, in the case of Cornerstone Subsidiaries and the Cornerstone Non-controlled Subsidiary that Cornerstone or Cornerstone Partnership do not control, shall use commercially reasonable efforts to cause) each of the Cornerstone Subsidiaries and Cornerstone Non-controlled Subsidiary to:

                           (a) conduct its business only in the usual, regular
and ordinary course and in substantially the same manner as heretofore conducted;

                           (b) preserve intact its business organizations and
goodwill and use commercially reasonable efforts to keep available the services of its officers and employees;

                           (c) confer on a regular basis with one or more
representatives of EOP to report operational matters of materiality and, subject to Section 4.3, any proposals to engage in material transactions;

                           (d) promptly notify EOP of any material emergency or
other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

                           (e) promptly deliver to EOP true and correct copies
of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                           (f) maintain its books and records in accordance with
GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Cornerstone Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

                           (g) duly and timely file all reports, tax returns and
other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Cornerstone notifies EOP that it is availing itself of such extensions and provided such extensions do not adversely affect Cornerstone's status as a qualified REIT under the Code;

                           (h) not make or rescind any express or deemed
election relative to Taxes (unless required by law or necessary to preserve Cornerstone's status as a REIT or the status of any Cornerstone Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

                           (i) not (A) acquire, enter into any option to
acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property or, except as permitted in a budget approved in writing by EOP, other transaction (other than Commitments referred to in SCHEDULE 4.1(I) to the Cornerstone Disclosure Letter) involving in excess of $100,000, encumber assets or commence construction of, or enter into any Commitment to develop or construct other real estate projects, except in the ordinary course of its office property business, including leasing activities pursuant to EOP-approved guidelines (B) incur or enter into any Commitment to incur additional indebtedness (secured or unsecured) except for working capital under its revolving line(s) of credit and Commitments for indebtedness described on SCHEDULE 4.1(I) to the Cornerstone Disclosure Letter or (C) modify, amend or terminate, or enter into any Commitment to modify, amend or terminate, any indebtedness (secured or unsecured) in existence as of the date hereof;

                           (j) not amend the Cornerstone Articles or the
Cornerstone Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Cornerstone Subsidiary or Cornerstone Non-controlled Subsidiary;

                           (k) make no change in the number of shares of capital
stock or units of limited partnership interest issued and outstanding, other than pursuant to (i) the exercise of options disclosed in SCHEDULE 2.3 to the Cornerstone Disclosure Letter, (ii) the conversion of the Cornerstone 7% Preferred Stock or the Cornerstone Convertible Promissory Note if required by their terms, (iii) the redemption of Cornerstone OP Units under existing contracts described on SCHEDULE 2.18, (iv) the redemption of Cornerstone OP Units pursuant to Section 1.1 of this Agreement, (v) the redemption of Cornerstone OP Units under the Cornerstone Partnership Agreement solely for shares of Cornerstone Common Stock, or (vi) Cornerstone OP Units issuable upon the exercise of the First and Howard option;

                           (l) grant no options or other right or commitment
relating to its shares of capital stock or units of limited partnership interest or any security convertible into its shares of capital stock or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors and, other than or pursuant to Section 5.8(c) or (d) of this Agreement, not amend or waive any rights under any of the Cornerstone Stock Options or Cornerstone Stock Rights;

                           (m) except as provided in Section 5.10 and in
connection with the use of Cornerstone Common Stock to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Cornerstone Common Stock, Cornerstone 7% Preferred Stock or Cornerstone OP Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock or units of partnership interest of Cornerstone, except for (A) deemed transfers of Cornerstone excess shares required under Article 8 of the Cornerstone Articles in order to preserve the status of Cornerstone as a REIT under the Code or Article 9 of the Cornerstone Articles, and (B) redemptions of Cornerstone OP Units, whether or not outstanding on the date of this Agreement, under the Cornerstone Partnership Agreement in which solely Cornerstone Common Stock is utilized;

                           (n) not sell, lease, mortgage, subject to Lien or
otherwise dispose of any of the Cornerstone Properties, except in connection with a transaction that is permitted by Section 4.1(i), that is made in the ordinary course of business and is the subject of a binding contract in existence on the date of this

Agreement and disclosed in SCHEDULE 2.18 to the Cornerstone Disclosure Letter or in connection with a transaction that is permitted by the leasing guidelines set forth on SCHEDULE 4.1(N) to the Cornerstone Disclosure Letter;

                           (o) not sell, lease, mortgage, subject to Lien or
otherwise dispose of any of its personal property or intangible property, except in the ordinary course of business and is not material, individually or in the aggregate;

                           (p) not make any loans, advances or capital
contributions to, or investments in, any other Person, other than loans, advances and capital contributions to Cornerstone Subsidiaries or the Cornerstone Non-controlled Subsidiary in existence on the date hereof and ordinary course expense advances to employees and except in connection with a transaction permitted by Section 4.1(i), and not enter into any new, or amend or supplement any existing, contract, lease or other agreement with the Cornerstone Non-controlled Subsidiary;

                           (q) not pay, discharge or satisfy any claims,
liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to EOP or incurred in the ordinary course of business consistent with past practice;

                           (r) not guarantee the indebtedness of another Person,
enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

                           (s) except as disclosed in Schedule 4.1(s) of the
Cornerstone Disclosure Letter, not enter into any Commitment with any officer, director or Affiliate of Cornerstone or any of the Cornerstone Subsidiaries or the Cornerstone Non-controlled Subsidiary or any material Commitment with any consultant;

                           (t) except as disclosed in SCHEDULE 4.1(T) of the
Cornerstone Disclosure Letter, not increase any compensation or enter into or amend any employment agreement described in SCHEDULE 2.18 to the Cornerstone Disclosure Letter with any of its officers, directors or employees earning more than $100,000 per annum, other than as required by any contract or Plan or in accordance with waivers by employees of benefits under such agreements;

                           (u) not adopt any new employee benefit plan or amend
any existing plans or rights;

                           (v) not settle any stockholder derivative or class
action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

                           (w) not change the ownership of any of its
Subsidiaries or the Cornerstone Non-controlled Subsidiary, except changes which arise as a result of the acquisition of Cornerstone OP Units in exchange for Cornerstone Common Stock pursuant to exercise of the Cornerstone OP Unit redemption right under Section 8.6 of the Cornerstone Partnership Agreement;

                           (x) not accept a promissory note in payment of the
exercise price payable under any option to purchase shares of Cornerstone Common Stock;

                           (y) not enter into any Tax Protection Agreement;

                           (z) not settle or compromise any material federal,
state, local or foreign tax liability; and

                           (aa) not authorize, recommend, propose or announce an
intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

                  4.2 CONDUCT OF EOP'S AND EOP PARTNERSHIP'S BUSINESS PENDING MERGER. During the period from the date of this Agreement to the Effective Times, except as consented to in writing by Cornerstone or as expressly provided for in this Agreement, EOP and EOP Partnership shall, and shall cause (or, in the case of Cornerstone Subsidiaries that Cornerstone or Cornerstone Partnership do not control, shall use commercially reasonable efforts to cause) each of the EOP Subsidiaries to:

                           (a) preserve intact its business organizations and
goodwill and use commercially reasonable efforts to keep available the services of its officers and employees;

                           (b) confer on a regular basis with one or more
representatives of Cornerstone to report operational matters of materiality which would reasonably be expected to have an EOP Material Adverse Effect;

                           (c) promptly notify Cornerstone of any material
emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

                           (d) promptly deliver to Cornerstone true and correct
copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                           (e) maintain its books and records in accordance with
GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the EOP Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

                           (f) duly and timely file all reports, tax returns and
other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided such extensions do not adversely affect EOP's status as a qualified REIT under the Code;

                           (g) not make or rescind any express or deemed
election relative to Taxes (unless required by law or necessary to preserve EOP's status as a REIT or the status of any EOP Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

                           (h) not amend the EOP Declaration of Trust, the EOP
Bylaws or the EOP Partnership Agreement (except for the Proposed EOP Charter Relating to Voting Requirements, the Proposed EOP Charter Amendment Relating to Domestically Controlled REIT Status (as defined herein), the proposed amendment to Section 7.4 of the EOP Partnership Agreement, the amendments to the EOP Partnership Agreement described in Section 5.4(c), the filing of Articles Supplementary to elect to be subject to the provisions of Section 3-804(c) of the Maryland General Corporation Law and to the extent necessary to reflect the admission of additional limited partners and other amendments in connection therewith that can be made by EOP without a vote of limited partners and that will not, individually or in the aggregate, materially adversely affect the rights or obligations of holders of EOP OP Units); as used herein, (i) "Proposed EOP Charter Amendment Relating to Certain Voting Requirements" means the proposed amendment to EOP's Declaration of Trust, substantially the form attached hereto as EXHIBIT D, which has been approved by the Board of Trustees of EOP and is proposed to be submitted to a vote of the shareholders of EOP,
(ii) "Proposed EOP Charter Amendment Relating to Domestically Controlled REIT Status" means the proposed amendment to EOP's Declaration of Trust, substantially the form attached hereto as EXHIBIT E, which has been approved by the Board of Trustees of EOP and is proposed to be submitted to a vote of the shareholders of EOP at the EOP Shareholders Meeting (as defined below) and (iii) "Proposed EOP Charter Amendments" means, collectively, the Proposed EOP Charter Relating to Voting Requirements and the Proposed EOP Charter Amendment Relating to Domestically Controlled REIT Status;

                           (i) except as provided in Section 5.10 hereof and in
connection with the use of EOP Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any EOP Common Shares or EOP OP Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest of EOP, except for (A) redemptions of EOP Common Shares required under Section 7.3.6 of the EOP Declaration of Trust in order to preserve the status of EOP as a REIT under the Code, (B) redemptions of EOP OP Units, whether or not outstanding on the date of this Agreement, under the EOP Partnership Agreement in which EOP Common Shares are utilized, and (C) repurchases of EOP Common Shares pursuant to its publicly announced share repurchase program;

                           (j) not (A) enter into or agree to effect any merger,
acquisition, consolidation, reorganization or other business combination with any third party in which EOP is not the surviving party thereto or (B) enter into or agree to effect any merger, acquisition, exchange offer or other business combination with a third party in which EOP is the surviving party that would result in the issuance of equity securities representing in excess of 20% of the outstanding EOP Common Shares on the date any such business combination is entered into or agreed to unless, in either such case, such business combination is approved by Cornerstone, which approval shall not be unreasonably withheld or delayed, or the business combination agreement provides that the required vote of EOP shareholders for approval of such business combination is no less than the affirmative vote of holders of EOP Common Shares representing more than 50% of the sum of (x) the number of EOP Common Shares outstanding at the time of such approval plus (y) 50,000,000; and

                           (k) not authorize, recommend, propose or announce an
intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

                  4.3 NO SOLICITATION.

                           (a) Prior to the Effective Time of the Merger,
Cornerstone agrees, for itself and in its capacity as the sole general partner of the Cornerstone Partnership, that:

                           (i) none of it, Cornerstone Partnership, any
Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary shall invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, transaction resulting in the issuance of securities representing 10% or more of the outstanding equity securities of Cornerstone or Cornerstone Partnership, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange, business combination, sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets or equity securities (including, without limitation, partnership interests and units) of Cornerstone or Cornerstone Partnership, other than the Mergers (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any discussions or negotiations with or provide any confidential or non-public information or data to, any person relating to, or that may reasonably be expected to lead to, an Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to an Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

                           (ii) none of it, Cornerstone Partnership, any
Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary will permit any officer, director, employee, affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of Cornerstone to engage in any of the activities described in
Section 4.3(a);

                           (iii) it, Cornerstone Partnership and the Cornerstone
Subsidiaries and Cornerstone Non-controlled Subsidiary will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in Section 4.3(b) of the obligations undertaken in this Section 4.3; and

                           (iv) it will notify EOP promptly (but in any event
within 24 hours) if Cornerstone, Cornerstone Partnership, any Cornerstone Subsidiary, the Cornerstone Non-controlled Subsidiary or any individual or entity referred to in Section 4.3(b) receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it, and include in such notice the identity of the Person making such inquiry, proposal or request, the material terms of such inquiry, proposal or request and, if in writing, shall promptly deliver to EOP a copy of such inquiry, proposal or request along with all other related documentation and correspondence;

                           (b) Notwithstanding Section 4.3(a), the Board of
Directors of Cornerstone (including with respect to Cornerstone's capacity as the sole general partner of Cornerstone Partnership) shall not be prohibited from furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide written Acquisition Proposal, if, and only to the extent that (i) a majority of the Board of Directors of Cornerstone determines in good faith, after consultation with its outside counsel, that such action is required for the Board of Directors of Cornerstone to comply with its fiduciary duties to stockholders imposed by applicable law, (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Cornerstone provides written notice to EOP to the effect that it is furnishing information to, or entering into discussions with such person or entity and (iii) Cornerstone enters into a confidentiality agreement with such Person on terms in the aggregate not more favorable to such Person than the terms of the Confidentiality Agreement.

                           (c) Notwithstanding anything to the contrary set
forth in Section 4.3(a) or 4.3(b), in the event that an Acquisition Proposal constitutes a Superior Acquisition Proposal (as defined herein), nothing contained in this Section 4.3 shall prohibit the Board of Directors of Cornerstone from withdrawing, modifying, amending or qualifying its recommendation of this Agreement and the Merger as required under Section 5.1(d) hereof and recommending such Superior Acquisition Proposal to its stockholders:
(i) if but only if, Cornerstone: (A) complies fully with this Section 4.3 and
(B) provides EOP with at least three (3) business days' prior written notice of its intent to withdraw, modify, amend or qualify its recommendation of this Merger Agreement and the Merger, (ii) if, in the event that during such three
(3) business days EOP makes a counter proposal to such Superior Acquisition Proposal (any such counter proposal being referred to in this Agreement as the "EOP Counter Proposal"), Cornerstone's Board of Directors in good faith, taking into account the advice of its outside financial advisors of nationally recognized reputation, determines (A) that the EOP Counter Proposal is not at least as favorable to Cornerstone's stockholders as the Superior Acquisition Proposal, from a financial point of view, and (B) the EOP Counter Proposal is not at least as favorable generally to Cornerstone's stockholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal), and (iii) Cornerstone shall have terminated this Agreement in accordance with Section 7.1(h).

                           (d) For all purposes of this Agreement, "Superior
Acquisition Proposal" means a bona fide written proposal made by a third party to acquire, directly or indirectly, Cornerstone and/or Cornerstone Partnership pursuant to a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of Cornerstone, Cornerstone Partnership, and the Cornerstone Subsidiaries or otherwise (i) on terms which a majority of the Board of Directors of Cornerstone determines in good faith, (A) taking into account the advice of Cornerstone's financial advisors of nationally recognized reputation, are superior, from a financial point of view, to Cornerstone's stockholders to those provided for in the Merger and (B) to be more favorable generally to Cornerstone's stockholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal), (ii) for which financing, to the extent required, is then fully committed and capable of being obtained and (iii) which the Board of Directors of Cornerstone determines in good faith is reasonably capable of being consummated.

                           (e) Any disclosure that the Board of Directors of
Cornerstone may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties to shareholders imposed by applicable law or Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 4.3.

                           (f) Nothing in this Section 4.3 shall (i) permit
Cornerstone to terminate this Agreement (except as expressly provided in Article
7) or (ii) affect any other obligations of Cornerstone under this Agreement.

                  4.4 AFFILIATES. Prior to the Effective Time of the Merger, Cornerstone shall cause to be prepared and delivered to EOP a list (reasonably satisfactory to counsel for EOP) identifying all persons who, at the time of the Cornerstone Stockholders Meeting and the EOP Shareholders Meeting, may be deemed to be "affiliates" of Cornerstone or Cornerstone Partnership as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Cornerstone shall use its commercially reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to EOP on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any EOP Common Shares and EOP OP Units issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with paragraph (d) of Rule 145 or as otherwise permitted by the Securities Act. EOP shall be entitled to place legends as specified in such written agreements on the certificates representing any EOP Common Shares to be received pursuant to the terms of this Agreement by such Rule 145 Affiliates who have executed such agreements and to issue appropriate stop transfer instructions to the transfer agent for the EOP Common Shares and EOP OP Units issued to such Rule 145 Affiliates, consistent with the terms of such agreements. EOP and EOP OP shall timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Rule 145 Affiliate of Cornerstone or EOP may reasonably request, all to the extent required from time to time to enable such Rule 145 Affiliate to sell shares of beneficial interest of EOP received by such Rule 145 Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such rule may be amended from to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

                  4.5 OTHER ACTIONS. Each of Cornerstone and Cornerstone Partnership, on the one hand, and EOP and EOP Partnership, on the other hand, shall not take, and shall use commercially reasonable efforts to cause their respective Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.3, any of the conditions to the Merger set forth in
Article 6 not being satisfied.

                                    ARTICLE 5

                              ADDITIONAL COVENANTS

                  5.1 PREPARATION OF THE FORM S-4 AND THE PROXY STATEMENT; CORNERSTONE STOCKHOLDERS MEETING, CORNERSTONE UNITHOLDERS CONSENT SOLICITATION AND EOP SHAREHOLDERS MEETING.

                           (a) As promptly as practicable after execution of
this Agreement, (i) each of Cornerstone and EOP shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act, one or more joint proxy statements/prospectuses, forms of proxies and information statements (such joint proxy statement(s)/prospectus(es) and information statements together with any amendments to supplements thereto, the "Joint Proxy Statement") relating to the stockholder meeting of Cornerstone and the shareholder meeting of EOP, the vote of the stockholders of Cornerstone with respect to this Agreement and the shareholders of EOP with respect to the Merger and the Proposed EOP Charter Amendment Relating to Domestically Controlled REIT Status, and the consent, if any, of partners of Cornerstone Partnership and EOP Partnership in connection with any required Partner Approvals and (ii) in connection with the clearance by the SEC of the Joint Proxy Statement, EOP and Cornerstone, if applicable, shall prepare and file with the SEC under the Securities Act one or more registration statements on Form S-4 (such registration statements, together with any amendments or supplements thereto, the "Form S-4"), in which the Joint Proxy Statement will be included, as one or more prospectuses in connection with the registration under the Securities Act of the EOP Common Shares and EOP OP Units to be distributed to the holders of Cornerstone Common Stock and Cornerstone OP Units in the Mergers. The respective parties will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Cornerstone, Cornerstone Partnership, EOP and

EOP Partnership shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Joint Proxy Statement and the Form S-4. EOP and Cornerstone, if applicable, shall use its commercially reasonable efforts, and Cornerstone will cooperate with it, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC. Each of Cornerstone and Cornerstone Partnership, on the one hand, and EOP and EOP Partnership, on the other hand, agree promptly to correct any information provided by it for use in the Joint Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Joint Proxy Statement and the Form S-4 and to cause the Joint Proxy Statement and the Form S-4 as amended or supplemented to be filed with the SEC and to be disseminated to their respective stockholders and shareholders and partners, in each case as and to the extent required by applicable federal and state securities laws. Each of Cornerstone, Cornerstone Partnership, EOP and EOP Partnership agrees that the information provided by it for inclusion in the Joint Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders and shareholders of Cornerstone and EOP and at the time of the respective taking of consents, if any, of partners of Cornerstone Partnership and EOP Partnership, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. EOP will advise and deliver copies (if any) to Cornerstone, promptly after it receives notice thereof, of any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information (regardless of whether such requests relate to EOP or EOP Partnership, on the one hand, and Cornerstone or Cornerstone Partnership, on the other hand), and EOP shall promptly notify Cornerstone, and Cornerstone shall promptly notify EOP, if applicable, of (i) the time when the Form S-4 has become effective, (ii) the filing of any supplement or amendment thereto, (iii) the issuance of any stop order, and (iv) the suspension of the qualification and registration of the EOP Common Shares and EOP OP Units issuable in connection with the Mergers.

                           (b) Each of Cornerstone, Cornerstone Partnership, EOP
and EOP Partnership shall use its commercially reasonable efforts to timely mail the joint proxy statement/prospectus contained in the Form S-4 to its stockholders or shareholders. It shall be a condition to the mailing of the joint proxy statement/prospectus that (i) EOP and EOP Partnership shall have received a "comfort" letter from PricewaterhouseCoopers LLP, independent public accountants for Cornerstone and Cornerstone Partnership, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA

Statement"), dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to EOP and EOP Partnership, in form and substance reasonably satisfactory to EOP and EOP Partnership, concerning the procedures undertaken by PricewaterhouseCoopers LLP with respect to the financial statements and information of Cornerstone and Cornerstone Partnership and their subsidiaries and the Cornerstone Non-controlled Subsidiary contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) Cornerstone shall have received a "comfort" letter from Ernst & Young LLP, independent public accountants for EOP and EOP Partnership, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to Cornerstone and Cornerstone Partnership, in form and substance reasonably satisfactory to Cornerstone, concerning the procedures undertaken by Ernst & Young LLP with respect to the financial statements and information of EOP, EOP Partnership and their subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                           (c) EOP will duly call and give notice of and, as
soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Joint Proxy Statement is mailed to the shareholders of EOP), convene and hold a meeting of its shareholders (the "EOP Shareholders Meeting") for the purpose of obtaining the EOP Shareholder Approvals. EOP shall, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement.

                           (d) Cornerstone will duly call and give notice of
and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Joint Proxy Statement is mailed to the stockholders of Cornerstone), convene and hold a meeting of its stockholders (the "Cornerstone Stockholders Meeting") for the purpose of obtaining the Cornerstone Stockholder Approvals. Cornerstone shall, through its Board of Directors, recommend to its stockholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement and include such recommendation in the Proxy Statement; PROVIDED, HOWEVER, that prior to the Cornerstone Stockholders Meeting, such recommendation may be withdrawn, modified, amended or qualified if and only to the extent permitted by Section 4.3(c) hereof.

                           (e) EOP and Cornerstone shall use their commercially
reasonable efforts to convene their respective shareholder and stockholder meetings on the same day, which day, subject to the provisions of Sections 5.1(c), 5.1(d) and

5.3, shall be a day not later than 60 days after the date the Joint Proxy Statement is mailed.

                           (f) If on the date for the EOP Shareholders Meeting
and Cornerstone Stockholders Meeting established pursuant to Section 5.1(e) of this Agreement, either EOP or Cornerstone has not received duly executed proxies for a sufficient number of votes to approve the Merger, then both parties shall recommend the adjournment of their respective shareholders and stockholders meetings until one or more dates not later than the date 10 days after the originally scheduled date of the shareholders meetings.

                           (g) Cornerstone shall request written consents for
approval by the limited partners of Cornerstone Partnership of each of the matters described in the definition of Cornerstone Partner Approvals. Cornerstone hereby agrees to vote in favor of or consent to, as applicable, the Partnership Merger, to the extent approval thereof is required by the Cornerstone Partnership Agreement. Cornerstone shall recommend to the limited partners of Cornerstone Partnership that they approve such matters. EOP shall request written consents, if any is required, by the limited partners, of EOP Partnership of each of the matters described in the definition of EOP Partner Approvals. EOP hereby agrees to vote, if any is required, in favor of such matters and to recommend to the limited partners of EOP Partnership that they approve such matters.

                  5.2 ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties in existence on the date hereof, each of the parties shall, and shall cause each of its Subsidiaries (and, in the case of Cornerstone, the Cornerstone Non-controlled Subsidiary) to, afford to the other parties and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other parties, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the parties shall, and shall cause each of its Subsidiaries (and, in the case of Cornerstone, the Cornerstone Non-controlled Subsidiary) to, furnish promptly to the other parties
(a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the parties shall, and shall cause its Subsidiaries (and in the case of Cornerstone, the Cornerstone Non-controlled Subsidiary) to, use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence in accordance with the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof.

                  5.3 COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.

                           (a) Subject to the terms and conditions herein
provided, each of the parties shall: (i) use commercially reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, including, without limitation, any filing under the HSR Act, and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use commercially reasonable efforts (other than the payment of money which is not contractually required to be paid) to obtain in writing any consents required from third parties to effectuate the Mergers, such consents to be in form reasonably satisfactory to each of the parties (including, without limitation, taking the actions contemplated under Schedule 5.3(a)(ii)); and (iii) use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, each party shall take all such necessary action.

                           (b) Cornerstone and Cornerstone Partnership shall use
commercially reasonable efforts to obtain from PricewaterhouseCoopers LLP access to all work papers relating to audits of Cornerstone and Cornerstone Partnership performed by PricewaterhouseCoopers LLP, and the continued cooperation of PricewaterhouseCoopers LLP with regard to the preparation of consolidated financial statements for the Surviving Trust.

                           (c) Cornerstone and Cornerstone Partnership shall
give prompt notice to EOP and EOP Partnership, and EOP and EOP Partnership shall give prompt notice to Cornerstone and Cornerstone Partnership, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  5.4 TAX MATTERS.

                  (a) Each of EOP and Cornerstone shall use its commercially reasonable efforts before and after the Effective Time to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(e).

                  (b) Unless, and only to the extent, expressly provided otherwise in the Tax Protection Agreements described in Schedule 2.18(j) to the Cornerstone Disclosure Letter to be assumed by EOP pursuant to Section 5.14, EOP Partnership and its Subsidiaries shall use the "traditional method" under Treasury Regulations Section 1.704-3(b) for purposes of making allocations under
Section 704(c) of the Code with respect to the properties of Cornerstone Partnership and its Subsidiaries acquired in the Partnership Merger to take into account differences as of the Effective Time of the Partnership Merger between the adjusted tax bases of such properties and their respective fair market values (referred to as the "Section 704(c) values"), with no curative allocations to offset the effect of the "ceiling rule." EOP Partnership and Cornerstone Partnership shall negotiate in good faith to agree upon the "Section 704(c) values" of the properties of Cornerstone Partnership and its Subsidiaries as of the Effective Time of the Partnership Merger. Unless, and only to the extent, expressly provided otherwise in the Tax Protection Agreements described in Schedule 2.18(j) to the Cornerstone Disclosure Letter to be assumed by EOP pursuant to Section 5.14, EOP Partnership and its Subsidiaries shall determine in their reasonable discretion the method to be used for allocating "excess nonrecourse liabilities" of EOP Partnership pursuant to Treasury Regulations
Section 1.752-3(a)(3) following the Closing Date, PROVIDED THAT (i) EOP Partnership shall not use with respect to the former limited partners in Cornerstone Partnership a method that is less favorable than the method used by EOP Partnership with respect to the other limited partners of EOP Partnership who are not parties to an express agreement specifying a particular method to be used for such purposes, and (ii) in the case of a Cornerstone Partner who, prior to the Partnership Merger, had been specially allocated a portion of a Cornerstone Partnership nonrecourse liability secured by a property with respect to which such Cornerstone Partner has a built-in gain under Section 704(c) of the Code to take into account such Cornerstone Partner's share of such built-in gain that was not taken into account in making the allocation of such liability under Treasury Regulation Section 1.752-3(a)(2), EOP Partnership shall continue such method of allocating such liability following the Merger.

                  (c) EOP Partnership shall amend the EOP Partnership Agreement at or prior to the Effective Time of the Partnership Merger to incorporate provisions relating to the restoration of deficit capital accounts that will permit each limited partner of Cornerstone Partnership who has entered into an agreement with Cornerstone Partnership prior to the Partnership Merger relating to the restoration of deficit capital accounts to continue to be obligated to restore any deficit in its capital account in EOP Partnership in an amount that is not less than the maximum potential amount that such limited partner was obligated to restore to Cornerstone Partnership immediately prior to the Effective Time of the Partnership Merger. Such deficit capital account restoration provisions to be incorporated in the EOP Partnership Agreement shall be in substantially the form of the deficit capital account restoration provisions incorporated in the Cornerstone Partnership Agreement pursuant to the Fourth Amendment of Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, with such changes thereto as shall be approved by Cornerstone Partnership, PROVIDED, HOWEVER, that except as set forth in the next sentence below or in the Tax Protection Agreements listed on SCHEDULE 2.18(J) to the Cornerstone Disclosure Letter, no Cornerstone Partner shall have the right to increase the amount of its deficit restoration obligation following the Partnership Merger to an amount in excess of the maximum potential amount that such limited partner was obligated to restore to Cornerstone Partnership immediately prior to the Effective Time of the Partnership Merger. Notwithstanding the PROVISO in the immediately preceding sentence, the Cornerstone Partners as a group shall have the right, at any time following the Merger and without the consent of EOP, to increase their maximum potential deficit restoration obligations as a group (as determined immediately prior to the Merger) by an aggregate amount of up to $50 million, reduced by the amount of any increase therein that shall occur under the Cornerstone Partnership Agreement during the period commencing on the date hereof and ending immediately prior to the Effective Time of the Partnership Merger. Any election to increase or to take on a deficit restoration obligation election permitted under a Tax Protection Agreement listed on SCHEDULE 2.18(J) to the Cornerstone Disclosure Letter shall not be taken into account in applying the foregoing $50 million limitation. Notwithstanding any the foregoing, EOP Partnership shall not be obligated to maintain any level of partnership recourse debt in excess of the amounts otherwise specifically required to be maintained under the Tax Protection Agreements listed on SCHEDULE 2.18(J) to the Cornerstone Disclosure Letter. In addition, the amendment to the EOP Partnership Agreement will contain a provision to the effect that (i) EOP Partnership will consider in good faith a request from a former Cornerstone Partner to increase the amount of its deficit restoration obligation from time to time after the Partnership Merger if the former Cornerstone Partner shall provide information from its professional tax advisor satisfactory to EOP Partnership showing that, in the absence of such an increase, such former Cornerstone Partner would not likely be allocated from EOP Partnership sufficient indebtedness under Section 752 of the Code and the at-risk provisions under Section 465 of the Code to avoid the recognition of gain (other than gain required to be recognized by reason of actual cash distributions from EOP Partnership following the Partnership Merger); (ii) EOP Partnership and its professional tax advisors will cooperate in good faith with the former Cornerstone Partner and its professional tax advisor to provide such information regarding the allocation of the EOP Partnership liabilities and the nature of such liabilities as is reasonably necessary in order to determine the former Cornerstone Partner's adjusted tax basis in its EOP OP Units and at-risk amount; (iii) in deciding whether or not to grant such request, EOP Partnership shall be entitled to take into account all factors related to EOP Partnership, including, without limitation, the existing and anticipated debt structure of EOP Partnership, the tax situations of other holders of EOP OP Units and the effect that such a deficit restoration commitment might have on their tax situation, and the anticipated term long term business needs of EOP;
(iv) in no event shall EOP Partnership be required to incur additional indebtedness that would be considered a "recourse liability" for purposes of
Section 752 of the Code to facilitate such additional deficit capital account restoration commitments; and (v) EOP Partnership's only obligation shall be to act in good faith, and a former Cornerstone Partner's exclusive remedy under such provision would be an action for specific performance, with no entitlement to monetary damages.

                  5.5 PUBLIC ANNOUNCEMENTS. Each party will consult with each other party before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements, including, without limitation, any press release or other written public statement which address in any manner the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties prior to the execution of this Agreement.

                  5.6 LISTING. EOP shall use commercially reasonable efforts to cause the EOP Common Shares to be issued in the Merger, and the EOP Common Shares reserved for issuance upon redemption of EOP OP Units issued in the Partnership Merger, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

                  5.7 TRANSFER AND GAINS TAXES. Each party shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, EOP shall pay or cause EOP Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of EOP Common Shares or EOP OP Units, as applicable, all Transfer and Gains Taxes (which term shall not in any event be construed to include for these purposes any Tax imposed under the Code).

                  5.8 BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS.

                           (a) BENEFIT PLANS. After the Effective Time, all
employees of Cornerstone who are employed by the Surviving Trust shall, at the option of the Surviving Trust, either continue to be eligible to participate in an "employee benefit plan", as defined in Section 3(3) of ERISA, of Cornerstone which is, at the option of the Surviving Trust, continued by the Surviving Trust, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of the Surviving Trust who were formerly employees of EOP in any "employee benefit plan," as defined in Section 3(3) of ERISA, sponsored or maintained by the Surviving Trust after the Effective Time. With respect to each such employee benefit plan, service with Cornerstone or any Cornerstone Subsidiary (as applicable) and the predecessor of any of them shall be included for purposes of determining eligibility to participate, vesting (if applicable) and determination of the level of entitlement to, benefits under such employee benefit plan. EOP shall, or shall cause the Surviving Trust and its Subsidiaries to, (i) waive all limitations, as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to all employees of Cornerstone who are employed by the Surviving Trust under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for such employees immediately prior to the Effective Time, and (ii) provide each such employee of Cornerstone who is employed by the Surviving Trust with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

                           (b) STOCK OPTION AND RESTRICTED STOCK PLANS. The
stock option plans or programs of Cornerstone and the restricted stock plans or programs of Cornerstone shall be discontinued.

                           (c) CORNERSTONE STOCK OPTIONS. As of the Effective
Time, each outstanding Cornerstone Stock Option shall, whether or not then vested or exercisable, effective as of the Effective Time, become fully exercisable and vested and each such Cornerstone Stock Option shall be automatically converted at the Effective Time into an option (a "Substituted Option") to purchase a number of shares of EOP Common Shares equal to the number of shares of Cornerstone Common Stock that could have been purchased (assuming full vesting) under such Cornerstone Stock Option multiplied by 0.7009 (rounded down to the nearest whole number of shares of Cornerstone Common Stock) at an exercise price per share of EOP Common Shares equal to the per-share option exercise price specified in the Cornerstone Stock Option divided by 0.7009 (rounded up to the nearest whole cent). Such Substituted Option shall otherwise be subject to the same terms and conditions as such Cornerstone Stock Option. For purposes of expiration and otherwise, the date of grant of the Substituted Option shall be the date on which the corresponding Cornerstone Stock Option was granted. If the holder of such Cornerstone Stock Option surrenders such option after the Effective Time and prior to 11:59 p.m., Eastern Time, on the second business day immediately following the Effective Time, EOP shall, subject to reduction for required withholding taxes, pay to each such holder of Cornerstone Stock Options an amount in cash in respect thereof equal to the product of (i) the excess, if any, of $18.00 over the exercise price of such Cornerstone Stock Option and (ii) the number of shares of Cornerstone Common Stock subject thereto. At the Effective Time, (i) all references in the related stock option agreements to Cornerstone shall be deemed to refer to EOP and (ii) EOP shall assume all of Cornerstone's obligations with respect to Cornerstone Stock Options as so amended. As promptly as reasonably practicable after the Effective Time, EOP shall issue to each holder of an outstanding Cornerstone Stock Option a document evidencing the foregoing assumption by EOP.

         In respect of each Cornerstone Stock Option assumed by EOP and converted into a Substituted Option, and the EOP Common Shares underlying such Substituted Option, EOP shall, as soon as practicable after the Effective Time, file and keep current a Registration Statement on Form S-8 or other appropriate registration statement for as long as Substituted Options remain outstanding.

                           (d) RESTRICTED STOCK. All unvested shares of
restricted stock of Cornerstone set forth in SCHEDULE 5.8(D) of the Cornerstone Disclosure Schedule, shall, by virtue of this Agreement and without further action of Cornerstone, EOP or the holder of such shares of restricted stock, to the extent required in the plan, agreement or instrument pursuant to which such shares of restricted stock were granted, vest and become free of all restrictions immediately prior to the Effective Time and shall be converted into the Merger Consideration pursuant to Section 1.10.

                           (e) RETENTION AGREEMENTS AND RETENTION PLAN. From and
after the Effective Time, EOP or EOP Partnership shall assume the obligations of Cornerstone under the Retention Agreements and the Cornerstone retention plan set forth on SCHEDULE 5.9(E) of the Cornerstone Disclosure Letter. The transactions contemplated by this Agreement shall be deemed a "Change in Control" for purposes of such agreements, and EOP shall perform the obligations of Cornerstone under such agreements and plan in accordance with the terms thereof.

                           (f) WITHHOLDING. To the extent required by applicable
law, Cornerstone shall require each employee who exercises a Cornerstone Stock Option or who receives Cornerstone Common Stock pursuant to any existing commitment to pay to Cornerstone in cash or Cornerstone Common Stock an amount sufficient to satisfy in full Cornerstone's obligation to withhold Taxes incurred by reason of such exercise or issuance (unless and to the extent such withholding is satisfied pursuant to the provision regarding withholding in Section 1.15(c)).

                  5.9 INDEMNIFICATION.

                           (a) From and after the Effective Time, EOP and EOP
Partnership (collectively, the "Indemnifying Parties") shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger, an officer or director of Cornerstone or any Cornerstone Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Cornerstone and the Cornerstone Subsidiaries immediately prior to the Effective Time of the Merger in its charter, Bylaws or in its partnership, operating or similar agreement, as in effect on the date hereof.

                           (b) In addition to the rights provided in Section
5.9(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any action by or on behalf of any or all security holders of Cornerstone or EOP, or any Cornerstone Subsidiary or EOP Subsidiary, or by or in the right of Cornerstone or EOP, or any Cornerstone Subsidiary or EOP Subsidiary, or any claim, action, suit, proceeding or investigation in which any person who is now, or has been, at any time prior to the date hereof, or who becomes prior to the Effective Time of the Merger, an officer, employee or director of Cornerstone or any Cornerstone Subsidiary (the "Indemnification Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee or director of Cornerstone or any of the Cornerstone Subsidiaries or any action or omission by such person in his capacity as a director, or (ii) this Agreement or the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time of the Merger, the Indemnifying Parties shall, from and after the Effective Time of the Merger, indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnification Party against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith in connection with any such threatened or actual claim, action, suit, proceeding or investigation. Any Indemnification Party proposing to assert the right to be indemnified under this Section 5.9(b) shall, promptly after receipt of notice of commencement of any action against such Indemnification Party in respect of which a claim is to be made under this Section 5.9(b) against the Indemnifying Parties, notify the Indemnifying Parties of the commencement of such action, enclosing a copy of all papers served; PROVIDED, HOWEVER, that the failure to provide such notice shall not affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices the Indemnifying Parties' ability to defend such claim, action, suit, proceeding or investigation; and PROVIDED, FURTHER, HOWEVER, that, in the case of any action pending at the Effective Time of the Merger, notification pursuant to this Section 5.9(b) shall be received by EOP prior to such Effective Time. If any such action is brought against any of the Indemnification Parties and such Indemnification Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnification Parties promptly after receiving notice of the commencement of the action from the Indemnification Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnification Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnification Parties for any legal or other expenses except as provided below. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnification Parties; PROVIDED, HOWEVER, that the Indemnifying Parties shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnification Parties or any decree or restriction on the Indemnification Parties; PROVIDED, FURTHER, that no Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnification Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnification Parties of a release from all liability with respect to such action. The Indemnification Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnification Parties unless (i) the employment of counsel by the Indemnification Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnification Parties have reasonably concluded (based on written advice of counsel to the Indemnification Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnification Parties) between the Indemnification Parties and the Indemnifying Parties (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnification Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action from the Indemnification Parties, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties and shall promptly be paid by each Indemnifying Party as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law; PROVIDED, HOWEVER, that in no event shall any contingent fee arrangement be considered reasonable. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnification Party to repay any expenses advanced if it shall ultimately be determined that the Indemnification Party is not entitled to be indemnified against such expense. It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such Indemnification Parties unless (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnification Parties have reasonably concluded (based on written advice of counsel to the Indemnification Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to other Indemnification Parties or (c) a conflict or potential conflict exists (based on written advice of counsel to the Indemnification Parties) between any of the Indemnification Parties and the other Indemnification Parties, in each case of which the Indemnifying Parties shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent and (ii) shall not have any obligation hereunder to any Indemnification Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnification Parties shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto.

                           (c) At or prior to the Effective Time of the Merger,
EOP shall purchase directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time of the Merger for a period of six years with respect to those persons who are currently covered by Cornerstone's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to Cornerstone's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof.

                           (d) This Section 5.9 is intended for the irrevocable
benefit of, and to grant third-party rights to, the Indemnified Parties, the Indemnification Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of EOP and EOP Operating Partnership. Each of the Indemnified Parties and the Indemnification Parties shall be entitled to enforce the covenants contained in this Section 5.9 and EOP and EOP Partnership acknowledge and agree that each Indemnified Party and Indemnification Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party or such Indemnification Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 5.9.

                           (e) If EOP or EOP Partnership or any of its
respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

                  5.10 DECLARATION OF DIVIDENDS AND DISTRIBUTIONS. From and after the date of this Agreement, neither Cornerstone nor EOP shall make any dividend or distribution to its respective stockholders or shareholders without the prior written consent of the other party; PROVIDED, HOWEVER, the written consent of the other party shall not be required for the authorization and payment of (a) distributions at their respective stated dividend or distribution rates with respect to EOP Preferred Shares or Cornerstone 7% Preferred Stock,
(b) quarterly distribution with respect to the Cornerstone Common Stock of up to $0.24 per share for the quarter ending March 31, 2000 and up to $0.31 per share thereafter and (c) quarterly distributions with respect to the EOP Common Share of up to $0.42 per share for the quarter ending March 31, 2000 and for each quarter thereafter; PROVIDED, HOWEVER, except for the record date previously set on January 31, 2000, the record date for each distribution with respect to the Cornerstone Common Stock shall be the same date as the record date for the quarterly distribution for the EOP Common Shares, as provided to Cornerstone by notice not less than twenty (20) business days prior to the record date for any quarterly EOP distribution. From and after the date of this Agreement, Cornerstone Partnership shall not make any distribution to the holders of Cornerstone OP Units except a distribution per Cornerstone OP Unit in the same amount as a dividend per share of Cornerstone Common Stock permitted pursuant to this Section 5.10, with the same record and payment dates as such dividend on the Cornerstone Common Stock. The foregoing restrictions shall not apply, however, to the extent a distribution (or an increase in a distribution) by Cornerstone or EOP is necessary for Cornerstone or EOP, as applicable, to maintain REIT status, avoid the incurrence of any taxes under Section 857 of the Code, avoid the imposition of any excise taxes under Section 4981 of the Code, or avoid the need to make one or more extraordinary or disproportionately larger distributions to meet any of the three preceding objectives.

                  5.11 TRANSFER OF NON-CONTROLLED SUBSIDIARY VOTING SHARES. At the Closing and pursuant to the Stock Purchase Agreement, each of the holders of voting capital stock of the Cornerstone Non-controlled Subsidiary (other than Cornerstone Partnership, to the extent it owns any such voting capital stock) shall transfer to EOP NCS Sub or such person or persons as EOP NCS Sub shall designate by written notice delivered to them prior to the Closing, all of the shares of each such Company owned by them, constituting all the outstanding shares of such companies which are not owned by Cornerstone Partnership, for an aggregate consideration in an amount equal to the purchase price set forth in the Stock Purchase Agreement. EOP shall use commercially reasonable efforts to cause EOP NCS Sub to perform its obligations under the Stock Purchase Agreement

                  5.12 NOTICES. EOP shall provide such notice to its preferred shareholders of the Merger as is required under Maryland law or the EOP Declaration of Trust.

                  5.13 RESIGNATIONS. On the Closing Date, Cornerstone shall cause the directors and officers of Cornerstone and of each of the Cornerstone Subsidiaries to submit their resignations from such positions, effective as of the Effective Time of the Merger.

                  5.14 ASSUMPTION OF EXISTING TAX PROTECTION AGREEMENTS. Effective as of the Effective Time of the Partnership Merger, EOP and EOP Partnership shall assume the obligations of Cornerstone, Cornerstone Partnership and/or the applicable Cornerstone Subsidiary, as the case may be, under the Tax Protection Agreements as described in SCHEDULE 2.18(J) to the Cornerstone Disclosure Letter. Immediately prior to the Effective Time of the Partnership Merger, EOP and EOP Partnership shall enter into agreements with Cornerstone and Cornerstone Partnership, for the benefit of and enforceable by the individuals and entities who are intended to be protected by the provisions of the Tax Protection Agreements, confirming such assumption effective as of the Effective Time of the Partnership Merger.

                  5.15 EOP PARTNERSHIP AGREEMENT. At the Closing, EOP Partnership shall assume and perform any obligations that Cornerstone Partnership or any Cornerstone Subsidiary has immediately prior to the Effective Time to issue securities in accordance with the terms of any partnership or other agreement to which Cornerstone Partnership or such Cornerstone Subsidiary is a party and that are described on SCHEDULE 5.15, in the same manner and to the same extent that Cornerstone Partnership or such Cornerstone Subsidiary would be required to perform such obligation if no Merger had been consummated.

                  5.16 REGISTRATION RIGHTS AGREEMENTS. At the Closing, (a) Cornerstone shall assign and EOP shall assume by appropriate instrument the Registration Rights Agreements described on SCHEDULE 5.16 to the Cornerstone Disclosure Letter, and (b) Cornerstone shall assign and EOP shall assume the obligations of Cornerstone under the Amended and Restated Registration Rights and Voting Agreement dated December 16, 1998 between Cornerstone, PGGM and Dutch Institutional Holding Company, Inc., as and to the extent set forth in PGGM's Cornerstone Voting Agreement.

                  5.17 CORNERSTONE CONVERTIBLE PROMISSORY NOTE. Following the Effective Time of the Mergers, the holders of the Cornerstone Convertible Promissory Note shall have the right to obtain upon the exercise of its conversion rights pursuant to such Cornerstone Convertible Promissory Note, in lieu of each share of Cornerstone Common Stock theretofor issuable upon exercise of such conversion rights, EOP Common Shares that it would have owned immediately after the Merger if it had converted the Cornerstone Convertible Promissory Note immediately before the Effective Time of the Merger.

                                    ARTICLE 6

                                   CONDITIONS

                  6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The obligations of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                           (a) SHAREHOLDER AND PARTNER APPROVALS. The
Cornerstone Stockholder Approvals, the EOP Shareholder Approvals and the Partner Approvals shall have been obtained.

                           (b) HSR ACT. The waiting period (and any extension
thereof) applicable to the Partnership Merger, the Merger or the transactions contemplated by the Stock Purchase Agreement under the HSR Act, if applicable to the Partnership Merger, the Merger or and the transactions contemplated by the Stock Purchase Agreement, shall have expired or been terminated.

                           (c) LISTING OF SHARES. The NYSE shall have approved
for listing the EOP Common Shares to be issued in the Merger and the EOP Common Shares reserved for issuance upon redemption of EOP OP Units issued in the Partnership Merger, subject to official notice of issuance.

                           (d) FORM S-4. The Form S-4 shall have become
effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

                           (e) NO INJUNCTIONS OR RESTRAINTS. No temporary
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated hereby shall be in effect.

                           (f) BLUE SKY LAWS. EOP and EOP Partnership shall have
received all state securities or "blue sky" permits and other authorizations necessary to issue the EOP Common Shares and EOP OP Units issuable in the Mergers.

                  6.2 CONDITIONS TO OBLIGATIONS OF EOP AND EOP PARTNERSHIP. The obligations of EOP and EOP Partnership to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by
EOP:

                           (a) REPRESENTATIONS AND WARRANTIES. Each of the
representations and warranties of Cornerstone and Cornerstone Partnership set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Cornerstone Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Cornerstone Material Adverse Effect; and EOP shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Cornerstone and Cornerstone Partnership contained herein are so qualified) signed on behalf of Cornerstone by the chief executive officer or the chief financial officer of Cornerstone, in such capacity, to such effect.

                           (b) PERFORMANCE OF OBLIGATIONS OF CORNERSTONE AND
CORNERSTONE PARTNERSHIP. Cornerstone and Cornerstone Partnership shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and EOP shall have received a certificate signed on behalf of Cornerstone by the chief executive officer or the chief operating officer of Cornerstone, in such capacity, to such effect.

                           (c) MATERIAL ADVERSE CHANGE. Since the date of this
Agreement, there shall have been no Cornerstone Material Adverse Change and EOP shall have received a certificate of the chief executive officer or chief operating officer of Cornerstone, in such capacity, certifying to such effect.

                           (d) TAX OPINIONS RELATING TO REIT STATUS AND
PARTNERSHIP STATUS. EOP shall have received (i) an opinion of King & Spalding or other counsel to Cornerstone reasonably satisfactory to EOP, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1997, (x) Cornerstone was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and (y) Cornerstone Partnership has been during and since December 23, 1997, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations) and (ii) an opinion of Hogan & Hartson L.L.P. or other counsel to EOP reasonably satisfactory to

Cornerstone, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1997, EOP was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, EOP's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinion of counsel to Cornerstone described in clause (i) above).

                           (e) TAX OPINION RELATING TO THE MERGER. EOP shall
have received an opinion dated the Closing Date from Hogan & Hartson L.L.P. or other counsel reasonably satisfactory to EOP, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

                           (f) "COMFORT" LETTER. EOP and EOP Partnership shall
have received a "comfort" letter from PricewaterhouseCoopers LLP, as described in Section 5.1(b).

                           (g) NONCOMPETITION AGREEMENTS. Each of William Wilson
III and John S. Moody shall have entered into noncompetition and confidentiality agreements substantially in the forms set forth in SCHEDULE 6.2(G) hereto.

                  6.3 CONDITIONS TO OBLIGATIONS OF CORNERSTONE AND CORNERSTONE PARTNERSHIP. The obligations of Cornerstone and Cornerstone Partnership to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Cornerstone:

                           (a) REPRESENTATIONS AND WARRANTIES. Each of the
representations and warranties of EOP and EOP Partnership set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or EOP Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a EOP Material Adverse Effect; and Cornerstone shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of EOP and EOP Partnership contained herein are so qualified) signed on behalf of EOP by the chief executive officer or the chief financial officer of EOP, in such capacity, to such effect.

                           (b) PERFORMANCE OF OBLIGATIONS OF EOP AND EOP
PARTNERSHIP. EOP and EOP Partnership shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Cornerstone shall have received a certificate of EOP signed on behalf of EOP by a duly authorized executive officer of EOP, in such capacity, to such effect.

                           (c) MATERIAL ADVERSE CHANGE. Since the date of this
Agreement, there shall have been no EOP Material Adverse Change and Cornerstone shall have received a certificate of a duly authorized executive officer of EOP, in such capacity, certifying to such effect.

                           (d) TAX OPINIONS RELATING TO REIT STATUS AND
PARTNERSHIP STATUS. Cornerstone shall have received the opinion of Hogan & Hartson L.L.P. or other counsel to EOP reasonably satisfactory to Cornerstone, dated as of the Closing Date, that, commencing with its taxable year ended December 31, 1997, (i) EOP was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, EOP's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinion of counsel to Cornerstone described in Section 6.2(d) of this Agreement), (ii) BeaMet was organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations), and (iii) EOP Partnership has been during and since 1997, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

                           (e) TAX OPINION RELATING TO THE MERGER. Cornerstone
shall have received an opinion dated the Closing Date from King & Spalding or other counsel reasonably satisfactory to Cornerstone, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

                           (f) PROPOSED EOP CHARTER AMENDMENT RELATING TO
DOMESTICALLY CONTROLLED REIT Status. The EOP Shareholders shall have approved the Proposed EOP Charter Amendment Relating to Domestically Controlled REIT Status at the EOP Shareholders Meeting.

                           (g) "COMFORT" LETTER. Cornerstone and Cornerstone
Partnership shall have received a "comfort" letter from Ernst & Young LLP, as described in Section 5.1(b).

                           (h) CERTIFICATE REGARDING "DOMESTICALLY CONTROLLED
REIT" STATUS TO PGGM. EOP shall have delivered to Stichting Pensioenfonds voor de Gezondheid, Geestelijke en Maatschappelijke Belangen ("PGGM") a certification dated within fifteen (15) days of the Closing Date that to EOP's knowledge, after reasonable inquiry, EOP is a "domestically controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code as of the date thereof. For purposes of such certification, reasonable inquiry shall include (but not necessarily be limited to) review of all Schedule 13D and 13G filings made under the Exchange Act with the SEC with respect to EOP, all IRS Form 1042 filings made by or on behalf of EOP, the list of EOP's registered shareholders as of a date within 60 days of such certificate (and to the extent reasonably available, as of a date within 60 days of the end of each of 1997, 1998, and 1999), a list of "non-objecting beneficial owners" of shares of EOP obtained as of a date within 60 days of such certificate (and to the extent reasonably available, as of a date within 60 days of the end of each of 1997, 1998, and 1999), and a report of a shareholder tracking service obtained within 60 days of such certificate (together with such other reports as are in the possession of EOP). Such certificate shall be accompanied by copies of information that has been obtained or relied upon by EOP for purposes of such certificate, provided that PGGM shall have executed an agreement with EOP to treat such information as confidential and to use such information solely for the purposes of evaluating the accuracy of such certification.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

                  7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Partnership Merger, whether such action occurs before or after any of the Cornerstone Stockholder Approvals, the EOP Shareholder Approvals or either of the Cornerstone Partner Approvals are obtained:

                           (a) by mutual written consent duly authorized by the
Board of Trustees of EOP and the Board of Directors of Cornerstone;

                           (b) by EOP, upon a breach of or failure to perform
any representation, warranty, covenant, obligation or agreement on the part of Cornerstone or Cornerstone Partnership set forth in this Agreement, or if any representation or warranty of Cornerstone or Cornerstone Partnership shall become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by December 31, 2000 (or as otherwise extended);

                           (c) by Cornerstone, upon a breach of any
representation, warranty, covenant obligation or agreement on the part of EOP or EOP Partnership set forth in this Agreement, or if any representation or warranty of EOP or EOP Partnership shall become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by December 31, 2000 (or as otherwise extended);

                           (d) by either EOP or Cornerstone, if any judgment,
injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of either of the Mergers shall have become final and non-appealable;

                           (e) by either EOP or Cornerstone, if the Mergers
shall not have been consummated before December 31, 2000; PROVIDED, HOWEVER, that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its obligations under this Agreement in any manner that shall have caused either of the Mergers not to have been consummated by such date;

                           (f) by either EOP or Cornerstone (unless Cornerstone
or Cornerstone Partnership is in breach in any material respect of its obligations under Section 5.1) if, upon a vote at a duly held Cornerstone Stockholders Meeting or any adjournment thereof, the Cornerstone Stockholder Approvals shall not have been obtained as contemplated by Section 5.1 or if the Cornerstone Partner Approvals have not been obtained as contemplated by Section 5.1;

                           (g) by either Cornerstone or EOP (unless EOP or EOP
Partnership is in breach in any material respect of its obligations under
Section 5.1 if, upon a vote at a duly held EOP Shareholders Meeting or any adjournment thereof, the EOP Shareholder Approvals shall not have been obtained as contemplated by Section 5.1 or if the EOP Partner Approvals have not been obtained as contemplated by Section 5.1;

                           (h) by Cornerstone (i) if the Board of Directors of
Cornerstone shall have withdrawn, modified, amended or qualified in any manner adverse to EOP its approval or recommendation of either of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or, (ii) in order to enter into a binding written agreement with respect to a Superior Acquisition Proposal, provided that, in each case, Cornerstone shall have complied with the terms of Section 4.3 and, prior to terminating pursuant to this Section 7.1(h), has paid to EOP Partnership the Break-Up Fee (as defined herein) as provided by Section 7.2 hereof; and

                           (i) by EOP, if (1) the Board of Directors of
Cornerstone shall have failed to recommend or withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to EOP its approval or recommendation of either of the Mergers or this Agreement or approved or recommended any Superior Acquisition Proposal, (2) following the announcement or receipt of an Acquisition Proposal, Cornerstone shall have failed to call the Cornerstone Stockholders Meeting in accordance with Section 5.1(a) or failed to prepare and mail to its stockholders the Joint Proxy Statement in accordance with Section 5.1(a) or 5.1(b), or (3) the Board of Directors of Cornerstone or any committee thereof shall have resolved to do any of the foregoing.

                  7.2 CERTAIN FEES AND EXPENSES. If this Agreement shall be terminated (i) pursuant to Section 7.1(h), 7.1(i)(1) or 7.1(i)(3), then Cornerstone and Cornerstone Partnership thereupon shall pay to EOP Partnership a fee equal to the Break-Up Fee (as defined herein), and (ii) pursuant to Section 7.1(b) or 7.1(f), then Cornerstone and Cornerstone Partnership shall pay to EOP Partnership (provided that Cornerstone was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Break-Up Expenses (as defined herein). If this Agreement shall be terminated pursuant to Section 7.1(c) or 7.1(g), then EOP and EOP Partnership shall pay to Cornerstone Partnership (provided that EOP was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination) an amount equal to the Break-Up Expenses. If this Agreement shall be terminated pursuant to Section 7.1(b), 7.1(d) (if primarily resulting from any action or inaction of Cornerstone, Cornerstone Partnership or any Cornerstone Subsidiary or the Cornerstone Non-controlled Subsidiary), 7.1(e), 7.1(f), 7.1(i)(2) and prior to the time of such termination an Acquisition Proposal has been received by Cornerstone or Cornerstone Partnership, and either prior to the termination of this Agreement or within twelve (12) months thereafter, Cornerstone or Cornerstone Partnership enters into any written agreement to consummate a transaction or series of transactions which, had such agreement been proposed or negotiated during the term of this Agreement, would have constituted an Acquisition Proposal pursuant to Section 4.3 (each, a "Cornerstone Acquisition Agreement"), which is subsequently consummated (whether or not any Cornerstone Acquisition Agreement relates to the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then Cornerstone and Cornerstone Partnership shall pay the Break-Up Fee to EOP Partnership.

                  The payment of the Break-Up Fee shall be compensation for the loss suffered by EOP and EOP Partnership as a result of the failure of the Mergers to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. The Break-Up Fee shall be paid by Cornerstone and Cornerstone Partnership to EOP Partnership, or the Break-Up Expenses shall be paid by Cornerstone and Cornerstone Partnership to EOP Partnership or EOP Partnership to Cornerstone Partnership (as applicable), in immediately available funds within two (2) business days after the date the event giving rise to the obligation to make such payment occurred (except as otherwise provided in Section 7.1(h) or 7.1(i)). Cornerstone acknowledges that the agreements contained in this Section
7.2 are integral parts of this Agreement; accordingly, if Cornerstone and Cornerstone Partnership fail to promptly pay the Break-Up Fee or Break-Up Expenses due pursuant to this Section 7.2 and, in order to obtain payment, EOP commences a suit which results in a judgment against Cornerstone or Cornerstone Partnership for any amounts owed pursuant to this Section 7.2, Cornerstone and Cornerstone Partnership shall pay to EOP its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount owed at the rate on six-month U.S. Treasury obligations in effect on the date such payment was required to be made plus 300 basis points.

                  As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $100,000,000 less Break-Up Expenses paid or payable under this Section 7.2 (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to EOP Partnership without causing EOP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to EOP, and (B) in the event EOP receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that EOP has received a ruling from the IRS holding that EOP Partnership's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income of EOP within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by EOP Partnership of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. Cornerstone's and Cornerstone Partnership's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that EOP Partnership is not able to receive the full Base Amount, Cornerstone and Cornerstone Partnership shall place the unpaid amount in escrow and shall not release any portion thereof to EOP Partnership unless and until Cornerstone receives either one of the following: (i) a letter from EOP's independent accountants indicating the maximum amount that can be paid at that time to EOP Partnership without causing EOP to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events Cornerstone and Cornerstone Partnership shall pay to EOP Partnership the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above.

                  The "Break-Up Expenses" payable to EOP Partnership or Cornerstone Partnership, as the case may be (the "Recipient"), shall be an amount equal to the lesser of (i) $7,500,000 or (ii) the Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses). If the Break-Up Expenses payable to the Recipient exceed the maximum amount that can be paid to the Recipient without causing the Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient (the "Maximum Amount"), the amount initially payable to the Recipient shall be limited to the Maximum Amount. If, however, within the three-year period commencing on the date of this Agreement, the Recipient receives a Break-Up Fee Tax Opinion indicating that it has received a ruling from the IRS holding that the Recipient's receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income of the Recipient within the meaning of the REIT Requirements or that receipt by the Recipient of the balance of the Break-Up Expenses above the Maximum Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Recipient shall be entitled to have payable to it the full amount of the Break-Up Expenses. The obligation of EOP and EOP Partnership or Cornerstone and Cornerstone Partnership, as applicable ("Payor"), to pay any unpaid portion of the Break-Up Expenses shall terminate three years from the date of this Agreement. In the event that the Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives either one of the following: (i) a letter from the independent accountants of EOP or Cornerstone, as the case may be, indicating the maximum amount that can be paid at that time to the Recipient without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Expense Tax Opinion, in either of which events the Payor shall pay to the Recipient the lesser of the unpaid Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above.

                  7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Cornerstone or EOP as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of EOP, EOP Partnership, Cornerstone or Cornerstone Partnership, other than the last sentence of Section 5.2, Section 7.2, this
Section 7.3 and Article 8, and except to the extent that such termination results from a material breach by any party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  7.4 AMENDMENT. This Agreement may be amended by the parties in writing by action of the respective Board of Trustees or Board of Directors of EOP and Cornerstone at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Articles of Merger with the Department; provided, HOWEVER, that, after the Shareholder Approvals and Partner Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders or partners without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of each party as a REIT or (b) preserve the Merger as a reorganization under Section 368(a) of the Code.

                  7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                    ARTICLE 8

                               GENERAL PROVISIONS

                  8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                           (a) if to EOP or EOP Partnership, to:

                                    Equity Office Properties Trust
                                    Two North Riverside Plaza, 22nd Floor
                                    Chicago, Illinois 60606
                                    Attention: Timothy H. Callahan, President
                                               Stanley M. Stevens, Chief Counsel
                                    Fax No.: (312) 559-5021
                               with a copy to:

                                    Hogan & Hartson L.L.P.
                                    555 Thirteenth Street, N.W.
                                    Washington, D.C. 20004-1109
                                    Attention: J. Warren Gorrell, Jr., Esq.
                                    George P. Barsness, Esq.
                                    Fax No.: (202) 637-5910

                           (b) if to Cornerstone or Cornerstone Partnership, to:

                                    Cornerstone Properties Inc.
                                    Tower 56
                                    126 East 56th Street, 6th Floor
                                    New York, New York  10022
                                    Attention:  John S.  Moody, President
                                    Fax No.:  (212) 605-7199

                               with a copy to:

                                    King & Spalding
                                    191 Peachtree Street
                                    Atlanta, GA 30303-1763
                                    Attention: William B. Fryer, Esq.
                                    Fax No.: (404) 572-5100

         All notices shall be deemed given only when actually received.

                  8.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                  8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Cornerstone Disclosure Letter, the EOP Disclosure Letter, the Confidentiality Agreement, the Voting Agreements and the other agreements entered into in connection with the Mergers (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral between the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 5.9 ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies.

                  8.6 GOVERNING LAW. THE PARTNERSHIP MERGER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF. EXCEPT AS PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland or in any state court located in Maryland this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland or any state court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                  8.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  8.10 EXCULPATION. This Agreement shall not impose any personal liability on any shareholder, trustee, trust manager, officer, employee or agent of EOP or Cornerstone, and all Persons shall look solely to the property of EOP or Cornerstone for the payment of any claim hereunder or for the performance of this Agreement.

                  8.11 JOINT AND SEVERAL OBLIGATIONS. In each case where both Cornerstone and Cornerstone Partnership, on the one hand, or EOP and EOP Partnership, on the other hand, are obligated to perform the same obligation hereunder, such obligation shall be joint and several.

                  IN WITNESS WHEREOF, EOP, EOP Partnership, Cornerstone and Cornerstone Partnership have caused this Agreement to be signed by their respective officers (or general partners) thereunto duly authorized all as of the date first written above.

                                     EQUITY OFFICE PROPERTIES TRUST


                                     By:   /s/ Timothy H. Callahan
                                           ---------------------------
                                           Name:  Timothy H. Callahan
                                           Title: President and Chief
                                                  Executive Officer


                                     EOP OPERATING LIMITED PARTNERSHIP

                                     By: Equity Office Properties Trust, its
                                         managing general partner


                                     By:   /s/ Timothy H. Callahan
                                           ---------------------------
                                           Name:  Timothy H. Callahan
                                           Title: President and Chief
                                                  Executive Officer


                                     CORNERSTONE PROPERTIES INC.


                                     By:   /s/ John S. Moody
                                           ---------------------------
                                           Name:  John S. Moody
                                           Title: President and Chief
                                                  Executive Officer

                                     CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                                     By: Cornerstone Properties Inc.,
                                         its sole general partner

                                     By:   /s/ John S. Moody
                                           ---------------------------
                                           Name:  John S. Moody
                                           Title: President and Chief
                                                  Executive Officer